                                                                   EXHIBIT 10.3


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                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                              ORBCOMM GLOBAL, L.P.





                                  DATED AS OF


                                    --, 1998





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
                               TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE I. ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 1.01. Continuation.  . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.02. Name.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.03. Registered Office; Principal Office. . . . . . . . . . . . . 2
                 Section 1.04. Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.05. Title to Partnership Property. . . . . . . . . . . . . . .   2
                 Section 1.06. Effectiveness of Partnership Agreement.  . . . . . . . . . . 2

ARTICLE II. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                 Section 2.01. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III. PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                 Section 3.01. Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE IV. CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                 Section 4.01. General Partners.  . . . . . . . . . . . . . . . . . . . . . 9
                 Section 4.02. Additional Capital Contributions.  . . . . . . . . . . . . . 9
                 Section 4.03. Additional Limited Partners. . . . . . . . . . . . . . . . . 9
                 Section 4.04. Maintenance of Capital Accounts. . . . . . . . . . . . . .  10
                 Section 4.05. Interest.  . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 4.06. No Withdrawal. . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 4.07. Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 Section 4.08. Preemptive Rights. . . . . . . . . . . . . . . . . . . . .  12
                 Section 4.09. Sale by the Partnership of Partnership Units and
                                 Partnership Securities.  . . . . . . . . . . . . . . . .  12
                 [Section 4.10. Issuance of Additional Partnership Units. . . . . . . . .  13

ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .  14

                 Section 5.01. Distributions. . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 5.02. Minimum Distribution.  . . . . . . . . . . . . . . . . . .  14
                 Section 5.03. Nature of Distributions. . . . . . . . . . . . . . . . . .  14
                 Section 5.04. Tax Payments.  . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 5.05. Allocations of Net Income and Net Loss.  . . . . . . . . .  15

ARTICLE VI. MANAGEMENT AND OPERATION OF BUSINESS  . . . . . . . . . . . . . . . . . . . .  18

                 Section 6.01. Management.  . . . . . . . . . . . . . . . . . . . . . . .  18
                 Section 6.02. Limitations on Authority of Committee and the
                                 General Partners.  . . . . . . . . . . . . . . . . . . .  22





                                       i
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
                 Section 6.03. Change of Control and Reduction in Interest. . . . . . . .   23
                 Section 6.04. Certificate of Limited Partnership.  . . . . . . . . . . .   24
                 Section 6.05. Reliance by Third Parties. . . . . . . . . . . . . . . . .   24
                 Section 6.06. Compensation, Expenses and Reimbursement of
                                  General Partners. . . . . . . . . . . . . . . . . . . .   25
                 Section 6.07. Outside Activities.  . . . . . . . . . . . . . . . . . . .   25
                 Section 6.08. Partnership Funds. . . . . . . . . . . . . . . . . . . . .   26
                 Section 6.10. Indemnification of Partners. . . . . . . . . . . . . . . .   27
                 Section 6.11. Liability of General Partners. . . . . . . . . . . . . . .   28
                 Section 6.12. Other Matters Concerning the General Partners. . . . . . .   29
                 Section 6.13. Conversion to Corporate Form.  . . . . . . . . . . . . . .   29

ARTICLE VII. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS . . . . . . . . . . . . . . .   30

                 Section 7.01. Limitation of Liability. . . . . . . . . . . . . . . . . .   30
                 Section 7.02. Management of Business.  . . . . . . . . . . . . . . . . .   30

ARTICLE VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS  . . . . . . . . . . . . . . . . . .   30

                 Section 8.01. Records and Accounting.  . . . . . . . . . . . . . . . . .   30
                 Section 8.02. Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . .   30
                 Section 8.03. Reports and Annual Meeting.  . . . . . . . . . . . . . . .   30
                 Section 8.04. Disclosure to Limited Partners.  . . . . . . . . . . . . .   31

ARTICLE IX. TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                 Section 9.01. Preparation of Tax Returns.  . . . . . . . . . . . . . . .   32
                 Section 9.02. Tax Elections. . . . . . . . . . . . . . . . . . . . . . .   32
                 Section 9.03. Tax Controversies. . . . . . . . . . . . . . . . . . . . .   32
                 Section 9.04. Taxation as a Partnership. . . . . . . . . . . . . . . . .   32

ARTICLE X. TRANSFER OF UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                 Section 10.01. Transfer. . . . . . . . . . . . . . . . . . . . . . . . .   32
                 Section 10.02. Transfer of Units of General Partners.  . . . . . . . . .   34
                 Section 10.03. Transfer of Units of Limited Partners.  . . . . . . . . .   35

ARTICLE XI. ADMISSION OF SUBSTITUTE PARTNERS  . . . . . . . . . . . . . . . . . . . . . .   36

                 Section 11.01. Admission of Successor Limited Partner. . . . . . . . . .   36
                 Section 11.02. Admission of Successor General Partner. . . . . . . . . .   36
                 Section 11.03. Amendment of Agreement and of Certificate of
                                  Limited Partnership.  . . . . . . . . . . . . . . . . .   37

ARTICLE XII. WITHDRAWAL OR REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                 Section 12.01. Withdrawal or Removal of the General Partners.  . . . . .   37

                 Section 12.02. Withdrawal of Limited Partner.  . . . . . . . . . . . . . . .  38

ARTICLE XIII. DISSOLUTION AND LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                 Section 13.01. Dissolution.  . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 13.02. Continuation of the Business of the Partnership after
                                  Dissolution.  . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 13.03. Winding Up and Liquidation. . . . . . . . . . . . . . . . . .  39
                 Section 13.04. Cancellation of Certificate of Limited Partnership. . . . . .  41
                 Section 13.05. Return of Capital.  . . . . . . . . . . . . . . . . . . . . .  41
                 Section 13.06. Waiver of Partition.  . . . . . . . . . . . . . . . . . . . .  41
                 Section 13.07. Deficit On Liquidation. . . . . . . . . . . . . . . . . . . .  41

ARTICLE XIV. AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE  . . . . . . . . . . .  41

                 Section 14.01. Amendments to be Adopted Without Consent of the Partners. . .  41
                 Section 14.02. Amendment Procedures. . . . . . . . . . . . . . . . . . . . .  42

ARTICLE XV. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                 Section 15.01. Addresses and Notices . . . . . . . . . . . . . . . . . . . .  42
                 Section 15.02. Titles and Captions   . . . . . . . . . . . . . . . . . . . .  42
                 Section 15.03. Pronouns and Plurals  . . . . . . . . . . . . . . . . . . . .  42
                 Section 15.04. Further Action. . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 15.05. Binding Effect. . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 15.06. Creditors.  . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 15.07. Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 15.08. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 15.09. Dispute Resolution. . . . . . . . . . . . . . . . . . . . . .  43
                 Section 15.10. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 15.11. Binding Effect: Assignment. . . . . . . . . . . . . . . . . .  44
                 Section 15.12. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 15.13. Applicable Law. . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 15.14. Invalidity of Provisions. . . . . . . . . . . . . . . . . .    44

SCHEDULE A       -        Schedule of Partners

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              ORBCOMM GLOBAL, L.P.

         This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "AGREEMENT" or the "PARTNERSHIP AGREEMENT") of ORBCOMM Global, L.P., a Delaware limited partnership (the "PARTNERSHIP") is entered into and shall be effective as of the -- day of -- July, 1998, by and among Orbital Communications Corporation, a Delaware corporation ("OCC"), Teleglobe Mobile Partners, a Delaware general partnership ("TELEGLOBE MOBILE") and ORBCOMM Corporation, a Delaware corporation (the "COMPANY") as general partners (the "GENERAL PARTNERS") and OCC and Teleglobe Mobile as limited partners (the "LIMITED PARTNERS"), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT"), on the following terms and conditions:

         WHEREAS, OCC and Teleglobe Mobile formed the Partnership pursuant to that certain Certificate of Limited Partnership of ORBCOMM Global, L.P., filed July 21, 1993 with the Secretary of State of the State of Delaware, as amended previously, (the "CERTIFICATE OF LIMITED PARTNERSHIP");

         WHEREAS, OCC and Teleglobe Mobile have entered into that certain Restated Agreement of Limited Partnership of ORBCOMM Global, L.P., dated as of September 12, 1995 (the "PRIOR PARTNERSHIP AGREEMENT"), pursuant to which each of OCC and Teleglobe Mobile previously held a 50% Participation Percentage (as defined in the Prior Partnership Agreement) in the Partnership;

         WHEREAS, the Company has filed a registration statement on Form S-1, No. 333-50599, as amended, pursuant to which it intends to make an offering (the "OFFERING") of shares of its common stock, and use the proceeds of such Offering (net of underwriting discounts and commissions and expenses incurred in connection with the Offering) to purchase Partnership Units (as defined) pursuant to the Subscription Agreement (as defined);

         WHEREAS, contemporaneously with the Offering, the Partnership will authorize a total of 150,000,000 Partnership Units (as defined);

         WHEREAS, on consummation of the Offering and the transactions set forth in the Subscription Agreement and the Contribution Agreement (as defined), the Partners will hold Partnership Units as set forth on SCHEDULE A hereto; and

         WHEREAS, the parties hereto desire to enter into this Partnership Agreement for the purposes of: (i) admitting the Company as a General Partner;
(ii) describing the responsibilities of a committee comprising representatives of OCC, Teleglobe Mobile and the Company through which the General Partners will manage the Partnership (the "COMMITTEE"); and (iii) adopting the terms of this Partnership Agreement as the complete expression of their covenants, agreements and undertakings with respect to the Partnership, subject to the provisions of Section 1.06 hereof, thereby superseding the terms set forth in the Certificate of Limited Partnership, the Prior Partnership Agreement and any other prior agreements between the parties hereto relating to the subject matter hereof, in each case in their entirety.

         NOW, THEREFORE, the parties hereto in consideration of the premises contained herein and the mutual agreements as hereinafter set forth, do hereby agree as follows:

                                   ARTICLE I.
                             ORGANIZATIONAL MATTERS

                 SECTION 1.01. CONTINUATION. Subject to the provisions of this Agreement, the Partnership hereby continues as a limited partnership pursuant to the provisions of the Delaware Act. The rights and obligations of the Partners (as defined) and the administration and termination of the Partnership shall be governed by this Agreement and the Delaware Act.

                 SECTION 1.02. NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "ORBCOMM GLOBAL, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the Committee, including the name of a General Partner or any Affiliate (as defined) of a General Partner.

                 SECTION 1.03. REGISTERED OFFICE; PRINCIPAL OFFICE. The registered office of the Partnership in the State of Delaware shall be located at c/o Corporation Service Company, 1013 Center Road, Wilmington, Delaware, 19801, and the registered agent for service of process of the Partnership at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 2455 Horse Pen Road, Suite 100, Herndon, Virginia 20171, or such other place as the Partnership may from time to time designate to the Partners.

                 SECTION 1.04. TERM. The Partnership commenced on the completion of filing for record of the Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act and shall continue in existence until the termination of the Partnership in accordance with the provisions of Article XIII hereof.

                 SECTION 1.05. TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in its own name; provided, however, that it may hold marketable securities in street name.

                 SECTION 1.06. EFFECTIVENESS OF PARTNERSHIP AGREEMENT. This Agreement shall become effective as of the date on which the Offering and the purchase of Partnership Units (as defined) by the Company in connection therewith are consummated (the "EFFECTIVE DATE").

                                  ARTICLE II.
                                  DEFINITIONS

                 SECTION 2.01. DEFINITIONS. Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in this Article II. For purposes of this Agreement, the following terms shall have the following meanings:

                 "ADDITIONAL CLOSING" means any closing, following the closing at which the Company is first admitted to the Partnership pursuant to
         Section 4.01(b), at which Additional Partnership Units are issued.

                 "ADDITIONAL PARTNERSHIP UNITS" means any Partnership Units issued by the Partnership after the Effective Date.

                 "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Partner, the balance in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                          (a)  add to such Capital Account the following items:

                                   (i) the amount, if any, that such Partner is obligated to contribute to the Partnership on the liquidation of such Partner's Partnership Units; and

                                   (ii) the amount that such Partner is
                                   obligated to restore or is deemed to be
                                   obligated to restore pursuant to Treasury
                                   Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                          (b)  subtract from such Capital Account such
                               Partner's share of the items described in Treasury Regulations Sections
                               1.704-1(b)(2)(ii)(d)(4)(5) and (6).

                 The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                 "ADJUSTED PROPERTY" means any property, the Carrying Value of which has been adjusted pursuant to Section 4.04(d).

                 "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms "controlled" and "common control" shall have correlative meanings.

                 "AFFILIATE SUCCESSOR" has the meaning specified in
         Section 10.02 hereto.

                 "AGREEMENT" or "PARTNERSHIP AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as it may be modified, amended or supplemented from time to time.

                 "ANNUAL MEETING" has the meaning specified in Section 8.03(c).

                 "APPROVED WITHDRAWAL" has the meaning specified in Section 12.01(c).

                 "AUTHORIZED PARTNERSHIP UNITS" means the number of Partnership Units, not to exceed 150,000,000, or such greater number of Partnership Units, as shall be authorized from time to time with the Special Consent of the Partners pursuant to Section 6.02(b)(viii).

                 "BUSINESS DAY" means a day other than Saturday, Sunday, a national holiday or other day on which commercial banks in New York City are authorized or required to close.

                 "CAPITAL ACCOUNT" means each capital account maintained pursuant to Section 4.04 hereof.

                 "CAPITAL CONTRIBUTION" means any cash or property that a Partner contributes to the Partnership pursuant to Sections 4.01, 4.03 or 4.10.

                 "CARRYING VALUE" means (a) with respect to Contributed Property, the fair market value of such property at the time of its contribution to the Partnership reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Partners' Capital Accounts pursuant to Article IV with respect to such property, and (b) with respect to any other property, the adjusted basis of such property for U.S. Federal income tax purposes, as of the time of determination, subject to those adjustments specified in the following sentence. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.04(d) and 4.04(e) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership property, as deemed appropriate by the Committee, and in a manner consistent with U.S. Federal income tax principles.

                 "CERTIFICATE OF LIMITED PARTNERSHIP" has the meaning specified in the recitals.

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "COMMITTEE" has the meaning specified in the recitals.

                 "COMMON STOCK" means the common stock, $.01 par value per share, of the Company.

                 "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

                 "COMPANY" has the meaning specified in the recitals.

                 "COMPANY CHANGE OF CONTROL" has the meaning specified in
         Section 6.03.

                 "CONSENT OF THE COMMITTEE" means, as to any action or proposed action by the Partnership, approval of such action by the affirmative vote of a majority of the Members of the Committee.

                 "CONSENT OF THE CONTRACT SUBCOMMITTEE" has the meaning specified in Section 6.01(f).

                 "CONSENT OF THE PARTNERS" means, as to any action or proposed action by the Partnership, approval of such action by the affirmative vote of a majority of the votes cast at a Representatives Meeting held in accordance with Section 6.02.

                 "CONTRACT SUBCOMMITTEE" has the meaning specified in Section 6.01(a).

                 "CONTRIBUTED PROPERTY" means any property contributed to the Partnership by a Partner.

                 "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of the Effective Date by and among ORBCOMM, OCC and Teleglobe Mobile.

                 "DEBT SECURITIES" means notes, bonds, debentures, loans and any other debt obligation issued by the Partnership, other than loans made by a Partner pursuant to Section 4.07.

                 "DEEMED VALUE OF THE PARTNERSHIP UNITS" means, as of any date,
         (a) the product of (x) the total number of shares of Common Stock issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by (y) the Fair Market Value of a share of Common Stock on such date, divided by (b) the Percentage Interest of the Company on such date.

                 "DELAWARE ACT" has the meaning specified in the recitals.

                 "EFFECTIVE DATE" has the meaning specified in Section 1.06.

                 "EQUITY RIGHTS" has the meaning specified in Section 6.12(f).

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "EXCHANGE RIGHT" means the right of OCC and Teleglobe Mobile to exchange Partnership Units for shares of Common Stock pursuant to the Unit Exchange Agreement.

                 "FCC" means the Federal Communications Commission.

                  "FAIR MARKET VALUE" means, with respect to a share of Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the valuation date.
         The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Committee; or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Committee, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of the Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided further that, in connection with determining the Deemed Value of the Partnership Units for purposes of determining the number of Additional Partnership Units issuable on a Capital Contribution funded by an offering of Common Stock, then the Fair Market Value of the Common Stock shall be the offering price per share of the Common Stock sold.

                  "FISCAL YEAR" has the meaning specified in Section 8.02.

                 "GAAP" means generally accepted accounting principles as applied in the United States.

                 "GENERAL PARTNERS" means OCC, Teleglobe Mobile, the Company or all of the foregoing, as the context may require, or any successor or other general partners admitted as such pursuant to the terms of this Agreement.

                 "GOVERNING DOCUMENTS" has the meaning specified in Section 6.12(b).

                 "INDEMNITEE" has the meaning specified in Section 6.09.

                 "INDENTURE" means the Indenture dated August 7, 1996 by and among the Partnership, ORBCOMM Global Capital Corp., certain affiliates of the Partnership as guarantors and Marine Midland Bank, as trustee, as it may be amended or supplemented from time to time.

                 "INDEPENDENT COMPANY MEMBERS" means the directors of the Company who are not employed by, or otherwise affiliated with the Company, OCC or Teleglobe Mobile, or any of their respective Affiliates, and who are the Members appointed by the Company as its representatives on the Committee.

                 "LIMITED PARTNERS" means OCC or Teleglobe Mobile or any limited partner admitted as such pursuant to Section 4.03 hereof, or any successor or other limited partner admitted as such pursuant to the terms of this Agreement.

                 "LIQUIDATOR" has the meaning specified in Section 13.03.

                 "LOSSES" has the meaning specified in Section 6.09.

                 "MEMBERS" means the members of the Committee.

                 "MINIMUM GAIN" has the meaning specified in Treasury Regulation Section 1.704-2(b).

                 "NET INCOME" or "NET LOSS" means an amount equal to the Partnership's taxable income or taxable loss for a relevant period, adjusted as provided herein. Net Income and Net Loss shall be determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), and adjusted as provided in
         Section 4.04, and further adjusted to reflect any adjustments resulting from amended returns, claims for refund and tax audits.

                 "NET VALUE" means, in the case of a contribution of assets, the fair market value of assets contributed to the Partnership reduced by the outstanding balance of any indebtedness either assumed by the Partnership on such contribution or to which such assets are subject when contributed and, in the case of a distribution of assets, the fair market value of assets distributed by the Partnership reduced by the outstanding balance of any Partnership indebtedness assumed by the Partner receiving such distribution or any indebtedness to which such distributed property is subject, as such fair market value is determined by the Committee using such reasonable methods of valuation as it deems appropriate.

                 "NONPERFORMANCE" means the substantial and continuing failure by a General Partner to perform its material obligations under this Agreement and/or such continued negligence or misconduct by the General Partner that is not otherwise cured by the General Partner within 10 days of notice of such conduct and/or knowing breach of specific provisions of this Agreement and/or fraud or willful misconduct on the part of the General Partner, that results in a material adverse effect on the assets or business of the Partnership.

                 "OFFER NOTICE" has the meaning specified in Section
         10.03(a)(i).

                 "OFFERED UNITS" has the meaning specified in Section
         10.03(a)(i).

                 "OFFEREES" has the meaning specified in Section 10.03(a).

                 "OFFERING" has the meaning specified in the recitals.

                 "ORBCOMM SYSTEM" has the meaning specified in Section 3.01.

                 "PARTNER" means the General Partners or the Limited Partners, or both, as the context may require.

                 "PARTNERSHIP" has the meaning specified in the recitals.

                 "PARTNERSHIP UNITS" means the interest in the Partnership of a Partner. The Partners' respective interests in allocations of Partnership income and loss and distributions of available cash of the Partnership are represented by the number of Partnership Units they hold, as set forth on SCHEDULE A of this Agreement, which schedule may be modified from time to time in accordance with the terms of this Agreement when Additional Partnership Units are issued or Partnership Units or Additional Partnership Units are transferred pursuant to the terms of this Agreement.

                 "PERCENTAGE INTEREST" means the ratio, expressed as a percentage, that the number of Partnership Units held by a Partner bears to the total number of Partnership Units outstanding as of the date that such Partner's Percentage Interest is calculated.

                 "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                 "PREEMPTIVE SECURITIES" has the meaning specified in Section 4.08.

                 "PROSPECTUS" means the final prospectus of the Company relating to the Offering.

                 "RECAPTURE INCOME" means any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the Code) on the disposition of any property or asset of the Partnership that does not constitute capital gain for U.S. Federal income tax purposes because such gain represents the recapture of deductions or reductions in basis for tax credits previously taken with respect to such property or assets.

                 "REDUCTION IN INTEREST" has the meaning specified in Section 6.03.

                 "RELEASE DATE" means the earlier of (a) the date on which the Partnership has successfully launched a total of 36 satellites, provided that ORBCOMM has achieved positive earnings before interest, taxes, depreciation and amortization, for the most recently completed fiscal quarter, and (b) December 31, 2000.

                 "REPRESENTATIVES" has the meaning specified in Section
         6.02(d).

                 "REPRESENTATIVES MEETING" has the meaning specified in Section 6.02(d).

                 "SAFE HARBOR"has the meaning specified in Section 10.01(d).

                 "SALE NOTICE" has the meaning specified in Section 4.08(a).

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "SPECIAL CONSENT OF THE COMMITTEE" means, as to any action or proposed action by the Partnership, approval of such action by the affirmative vote of 66 2/3 percent of the Members of the Committee.

                 "SPECIAL CONSENT OF THE PARTNERS" means, as to any action or proposed action by the Partnership, approval of such action by the affirmation vote of 66 2/3 percent of votes cast at a Representatives Meeting held in accordance with Section 6.02(d).

                  "STATED PRICE" has the meaning specified in Section
         10.03(a)(i).

                 "SUBSCRIPTION AGREEMENT" means the Subscription Agreement dated as of the Effective Date between the Company and ORBCOMM.

                 "TAX MATTERS PARTNER" (as defined in Section 6231 of the Code) shall mean OCC.

                 "TERMINATION DATE" has the meaning specified in Section 10.03(a)(iv).

                 "TRANSFEROR" has the meaning specified in Section 10.03(a).

                 "UNIT EXCHANGE AGREEMENT" means the Unit Exchange and Registration Rights Agreement dated as of the Effective Date by and among the Partnership, the Company, OCC and Teleglobe Mobile.

                 "UNREALIZED GAIN" as of any date of determination means the excess, if any, of the fair market value of property (as determined under Sections 4.04(d) or (e) as of such date of determination) over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Sections 4.04(d) or (e) as of such date).

                 "UNREALIZED LOSS" as of any date of determination means the excess, if any, of the Carrying Value of property as of such date of determination (prior to any adjustment to be made pursuant to Sections 4.04(d) or (e) as of such date) over the fair market value of such property (as determined under Sections 4.04(d) or (e) as of such date of determination).

                                  ARTICLE III.
                                    PURPOSE

                 SECTION 3.01. PURPOSE. The purpose and business of the Partnership shall be to, directly or indirectly:

                          (a)  engage in the development, construction,
deployment, operation, and marketing and distribution of products and services using a low-Earth orbit satellite-based communications system intended to provide two-way data and messaging services around the world (the "ORBCOMM SYSTEM"), to contract with certain of the General Partners and other Persons for the development, construction, deployment and operation of the satellites, the launch vehicles, the network control center, satellite control center, United States ground systems and any other components of the ORBCOMM System, to market or arrange for the marketing of services around the ORBCOMM System, to engage in research and development in connection therewith and to do all things necessary, appropriate or advisable in connection with each of the foregoing;

                          (b)  acquire, hold, own, operate, lease, manage,
maintain, improve, repair, replace, reconstruct, sell or otherwise dispose of and use the assets of the Partnership; and

                          (c)  enter into any lawful transaction and engage in
any lawful activity incidental to or in furtherance of the foregoing purposes.

                                  ARTICLE IV.
                             CAPITAL CONTRIBUTIONS

                 SECTION 4.01.  GENERAL PARTNERS.

                          (a)  On or prior to the Effective Date, (i) OCC and
Teleglobe Mobile have made or will make Capital Contributions to the Partnership in the amounts set forth in SCHEDULE A hereto, and (ii) on the Effective Date as described in the Contribution Agreement: (1) OCC shall contribute to the Partnership its entire interest in ORBCOMM USA L.P. and (2) Teleglobe Mobile shall contribute to the Partnership its entire interest in ORBCOMM International Partners, L.P. and, thereafter, OCC and Teleglobe Mobile shall own the number of Partnership Units set forth in SCHEDULE A hereto.

                          (b)  On the Effective Date, the Company will
contribute the proceeds of the Offering (net of underwriting discounts and commissions and expenses incurred in connection with the Offering) to the Partnership as described in the Subscription Agreement in return for 6,000,000 Partnership Units and the Company shall be admitted to the Partnership as a General Partner. If, on or after the Effective Date, the underwriters' over-allotment option is exercised as described in the Subscription Agreement, in full or in part, then the Company shall contribute the additional proceeds from the exercise of such over-allotment option (net of underwriting discounts and commissions and expenses incurred in connection with the Offering) to the Partnership in return for up to 900,000 Additional Partnership Units at a price per Partnership Unit equal to the price per Partnership Unit paid by the Company pursuant to the preceding sentence.

                 SECTION 4.02. ADDITIONAL CAPITAL CONTRIBUTIONS. No Partner is required to make any additional Capital Contribution to the Partnership other than the Capital Contributions set forth in Section 4.01 above.

                 SECTION 4.03. ADDITIONAL LIMITED PARTNERS. Subject to Sections 4.08 and 4.09 and on the Special Consent of the Committee, the Partnership is authorized to offer Additional Partnership Units, and to admit as Limited Partners those Persons that subscribe to purchase Additional Partnership Units pursuant to a subscription agreement. At each Additional Closing, the Capital Contributions of those Persons then being admitted as Limited Partners shall be transferred to the Partnership, which amounts shall be credited to their respective Capital Accounts pursuant to Section 4.04 hereof. On the

Special Consent of the Committee and on receipt of a properly completed subscription agreement from a Person subscribing for Additional Partnership Units, the schedule of Partners as set forth on SCHEDULE A hereto shall be amended to reflect such Person's name, Capital Contribution and number of Partnership Units, and such Person will be admitted as a Limited Partner.

                 SECTION 4.04.  MAINTENANCE OF CAPITAL ACCOUNTS.


                          (a)  General Rule.  The Partnership shall maintain
for each Partner a separate Capital Account in accordance with Section 704 of the Code and the regulations thereunder. If a Partner is both a Limited Partner and a General Partner, a single Capital Account shall be maintained for such Partner. Each Partner's Capital Account shall be increased by (i) the cash amount or Net Value of all capital contributions made by such Partner to the Partnership and (ii) all Net Income or items thereof allocated to such Partner and decreased by (A) the cash amount or Net Value of all distributions of cash or property made to such Partner and (B) all Net Loss or items thereof allocated to such Partner.

                          (b)  Computation of Items of Income, Gain, Loss or
Deduction. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. Federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                               (i) In accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704- 1(b)(2)(iv)(d), any deductions for depreciation, cost recovery or amortization attributable to Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the fair market value of such property. Following an adjustment pursuant to Section 4.04(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

                               (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                               (iii) The computation of all items of income,
                 gain, loss or deduction shall be made, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for U.S. Federal income tax purposes. For this purpose, amounts paid or incurred to organize the Partnership or to promote the sale of interests in the Partnership that are neither deductible nor amortizable under
                 Section 709 of the Code, and deductions for any losses incurred in connection with the sale or exchange of Partnership assets disallowed pursuant to Section 267(a)(1) or
                 Section 707(b) of the Code, shall be treated as expenditures described in Section 705(a)(2)(B) of the Code.

                          (c)  Transferees.  A transferee of a Partner's
Partnership Units will succeed to the Capital Account relating to the Partnership Units transferred.

                          (d)  Adjustments to Carrying Values.  In accordance
with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to
(i) the contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner in consideration for an interest in the Partnership or (ii) the liquidation of the Partnership or a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties may at the sole discretion of the Committee be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each item of Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such item of property at such time and had been allocated to the Partners pursuant to Section 5.05. For purposes of determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership assets shall be determined by the Committee using such reasonable methods of valuation in its sole discretion it deems appropriate.

                          (e)  Effect of Distributions in Kind on Capital
Accounts. In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Partnership property in kind, the Capital Accounts of all Partners and the Carrying Value of each such item of Partnership property shall be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such item of property immediately prior to such distribution and had been allocated to the Partners, at such time, pursuant to Section 5.05.
For purposes of determining such Unrealized Gain or Unrealized Loss, the fair market values of relevant items of Partnership properties shall be determined by the Committee using such reasonable methods of valuation in its sole discretion it deems appropriate.

                 SECTION 4.05. INTEREST. No interest shall be paid by the Partnership on Capital Contributions, on balances in Partners' Capital Accounts or on any other funds distributed or distributable under this Agreement except as provided in Section 4.07.

                 SECTION 4.06. NO WITHDRAWAL. No Partner shall have the right to the withdrawal or reduction of any part of its Capital Contribution. It is the intent of the Partners that no cash distribution to the Limited Partners pursuant to Section 5.01 shall be deemed a return or withdrawal of capital, even if such return or distribution represents, for U.S. federal income tax purposes or otherwise (in whole or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that the Limited Partners shall not be obligated to pay any such amount to, or for the account of, the Partnership or any creditor of the Partnership; provided, however, that if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

                 SECTION 4.07. LOANS. A General Partner or any Affiliate of the General Partner may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine and on such terms as such General Partner and the Partnership agree; provided, however, that the terms and conditions of such loan are approved in advance with the Consent of the Contract Subcommittee. The Partnership shall reimburse the General Partner or its Affiliate, as the case may be, for any costs incurred by such General Partner or such Affiliate in connection with such loan by such General Partner or such Affiliate.

                 SECTION 4.08. PREEMPTIVE RIGHTS. The Partnership hereby grants to the Partners a preemptive right, in accordance with the procedures set forth in this Section 4.08, with respect to the issuance and sale by the Partnership of Additional Partnership Units or Debt Securities (each referred to hereinafter as "PREEMPTIVE SECURITIES"); provided, however, the Partners shall have no preemptive rights with respect to Preemptive Securities issued pursuant to or in connection with an underwritten public offering by the Company or the Partnership.

                          (a)  At least 30 days prior to the sale of Preemptive
Securities to which this preemptive right applies, the Partnership shall deliver a written notice (a "SALE NOTICE") to each Partner setting forth (i) the number of Preemptive Securities to be sold, (ii) the price for which and other terms and conditions on which such Preemptive Securities are to be sold, and (iii) all written information distributed to the offeree(s) of such Preemptive Securities, together with the following irrevocable offer from the
Partnership:

                 to issue and sell to each Partner, at the same price per Preemptive Security and on the same other terms and conditions set forth in the Sale Notice: (A) in the case of Additional Partnership Units, the number of Additional Partnership Units that shall equal the sum of (x) the product of the total number of Additional Partnership Units set forth in the Sale Notice multiplied by such Partner's Percentage Interest, calculated at the time of the Sale Notice and (y) such Partner's pro rata share (calculated as set forth above) of any such Additional Partnership Units offered to, but not purchased by, other Partners and (B) in the case of Debt Securities, the sum of (x) the product of the total principal amount of Debt Securities being issued multiplied by such Partner's Percentage Interest calculated at the time of the Sale Notice and (y) such Partner's pro rata share (calculated as set forth above) of any such Debt Securities offered to, but not purchased by, other Partners.

                          (b)  The Partners shall have absolute discretion to
accept or decline such offers in whole or in part. If a Partner wishes to accept any of the offers made pursuant to this Section 4.08, it shall give the Partnership irrevocable written notice of its election to accept such offer within 15 days of its receipt of the applicable Sale Notice (which notice may specify acceptance of all securities offered in the Sale Notice, or acceptance of up to a number or principal amount thereof as specified therein) and the closing thereunder shall occur five days thereafter (or, if not a Business Day, on the next Business Day thereafter) at the offices of the Partnership or at such other time and place as the parties shall agree. Promptly after expiration of the acceptance period, the Partnership will give accepting Partners notice of the actual number of Preemptive Securities to be purchased by them pursuant to the Sale Notice.

                          (c)  In connection with any proposed or contemplated
sale of Preemptive Securities, on the written request of the Partnership, each Partner shall indicate promptly after receipt of such request to the Partnership its good faith intentions (which intentions shall not be binding) with respect to whether or not it will exercise the preemptive rights described herein.

                 SECTION 4.09. SALE BY THE PARTNERSHIP OF PARTNERSHIP UNITS AND PARTNERSHIP SECURITIES.

                          (a)  Subject to the provisions of Section 4.08 and
this Section 4.09, the Partnership may, with the Special Consent of the Committee, issue or sell, on such terms as the Committee deems appropriate and in the best interests of the Partnership:

                               (i)   Additional Partnership Units from time to
time to Partners or to other Persons and to admit them to the Partnership as Limited Partners without being required to obtain the approval of the Partners or any other Persons who may acquire an interest in the Partnership Units, provided, that such Additional Partnership Units may not be issued at a price that is less than the Fair Market Value per Partnership Unit as of such date without the Special Consent of the Committee.

                               (ii)  Subject to Sections 4.08 and 4.09(b)
hereof, any other type of security of the Partnership from time to time to Partners or to other Persons on terms and conditions established in the sole and complete discretion of the Committee without the approval of the Partners or any other Person that may acquire any other type of security of the Partnership, including, without limitation, Debt Securities, debt obligations of the Partnership convertible into any class or series of Partnership Units that may be issued by the Partnership, options, rights or warrants to purchase any such class or series of Partnership Units or any combination of any of the foregoing. The Partnership is also authorized to enter into sale and leaseback transactions with respect to all or any part of the assets of the Partnership. Subject to subsection (b) below, there shall be no limit on the number of Partnership Units or other securities of the Partnership that may be so issued, and except as set forth in Section 4.09(a)(i) hereto, the Committee shall have the sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Partnership Units or other securities of the Partnership.

                          (b)  The Partnership shall not at any time issue or
reserve for issuance Additional Partnership Units or other equity interests if, immediately after such issuance, the number of Partnership Units outstanding or reserved for issuance would exceed the Authorized Partnership Units.

                          (c)  Notwithstanding any other provision of this
Agreement, the Partnership shall not at any time have more than 100 Partners (including as Partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a "flow through entity"), but only if substantially all of the value of such Person's interest in the flow through entity is attributable to the flow through entity's interest (direct or indirect) in the Partnership).

                 SECTION 4.10.  ISSUANCE OF ADDITIONAL PARTNERSHIP UNITS.

                          (a)  On the Special Consent of the Committee, to the
extent the Company raises additional funds through the sale or issuance of shares of Common Stock or other equity interests of the Company after the Effective Date, the Company shall contribute such additional funds as a Capital Contribution to the capital of the Partnership in exchange for Additional Partnership Units.

                          (b)  Except as provided in Section 4.10(c), on the
acceptance of a Capital Contribution in exchange for Additional Partnership Units, the contributing Partner shall receive the following number of whole Additional Partnership Units (rounded to the nearest whole Additional Partnership Unit):

                          U =  (CC/DV) x TU
                 where

                 U        =    number of Additional Partnership Units to be
                               issued.

                 CC       =    in the case of a contribution of property other
                               than cash, the fair value of the Capital
                               Contribution; in the case of a contribution of cash, the amount of such cash, provided, however, that in the case of a contribution by the Company of cash proceeds from a public or private Common Stock offering, the amount of cash for this purpose shall be determined without reduction for the expenses of such offering.

                 DV       =    Deemed Value of the Partnership Units as of the
                               date of such Capital Contribution.

                 TU       =    total number of Partnership Units outstanding
                               immediately prior to the Capital Contribution.

                          (c)  If at any time the Company sells shares of
Common Stock pursuant to the 1998 Equity Option Plan of ORBCOMM Corporation and ORBCOMM Global, L.P., the Company shall contribute the proceeds therefrom to the Partnership as an additional Capital Contribution pursuant to Section 4.10(b) in exchange for a number of Additional Partnership Units equal to the number of shares of Common Stock so sold.

                                  ARTICLE V.
                        ALLOCATIONS AND DISTRIBUTIONS

                 SECTION 5.01. DISTRIBUTIONS. Subject to Sections 5.02 and 13.03, the amount and timing of distributions by the Partnership shall be determined in the discretion of the Committee. Subject to Sections 5.02 and 13.03, all distributions (including those made pursuant to Section 5.02) shall be made to the Partners in proportion to their Partnership Units. For purposes of this Section 5.01 the Partnership Units of the Partners shall be determined as of the date of any such distribution.

                 SECTION 5.02. MINIMUM DISTRIBUTION. The Partnership shall, not later than 60 days subsequent to the end of each fiscal quarter, make a distribution to each of the Partners in the proportions set forth in Section
5.01 in an amount sufficient to ensure that each Partner shall have received at least an amount equal to the product of (a) forty per cent (40%) multiplied by
(b) the lesser of (i) such Partner's distributive share of the Partnership's estimated taxable income (if any) for the preceding fiscal quarter as determined by the Tax Matters Partner and (ii) the excess, if any, of cumulative Net Income over cumulative Net Loss allocated to such Partner since the inception of the Partnership. Notwithstanding the preceding sentence, except with the Consent of the Committee, no distribution shall be made to a Partner if immediately prior to such distribution there is a zero or negative balance in any Partner's Capital Account.

                 SECTION 5.03. NATURE OF DISTRIBUTIONS. All distributions shall be made in cash.

                 SECTION 5.04. TAX PAYMENTS. Each Partner authorizes the Partnership to withhold and pay over any withholding or other tax payable by the Partnership as a result of such Partner holding an interest in the Partnership. Such amounts, if withheld from distributions to a Partner, shall be treated as a distribution to the Partner and a payment of the withheld tax by such Partner to the appropriate taxing authorities. In the event that current distributions to any Partner are not sufficient to cover the withheld tax, the amount withheld in excess of the amount covered by distributions to such Partner shall be a loan to such Partner with respect to whom such withholding has been undertaken and such Partner hereby grants the Partnership a security interest in its entire interest in the Partnership at the time any such loan is made to it to secure the repayment of such loan.
Such loans shall bear interest at the rate publicly announced by Morgan Guaranty from time to time in New York City as its prime rate, shall be compounded monthly, and shall be payable on demand. The Partnership may apply future distributions to such Partner against amounts due under the loan. In the event that such excess amounts are withheld on behalf of OCC or Teleglobe Mobile and current distributions to such Partner are not sufficient to cover the withheld tax, such Partner shall promptly reimburse the Partnership for the amount of such excess.

                 In the event that any taxing authority shall determine that the amount of taxes that should have been withheld with respect to a Partner is greater than the amount withheld by the Partnership, that Partner shall indemnify the Partnership for the amount of any such shortfall.

                 SECTION 5.05.  ALLOCATIONS OF NET INCOME AND NET LOSS.

                          (a)  (1)  Subject to Section 5.05(b), Net Income and
Net Loss shall be allocated to the Capital Accounts as follows:

                                  (i)     Subject to Section 5.05(a)(iii), Net
                 Income shall be allocated to the Partners in proportion to their Partnership Units.

                                  (ii)    Subject to Section 5.05(a)(iii), Net
                 Loss shall be allocated to the Partners in proportion to their Partnership Units.

                                  (iii) To the extent Net Loss allocated to a Partner pursuant to Section 5.05(a)(ii) or this Section 5.05(a)(iii) would, but for this Section 5.05(a)(iii), cause or increase any deficit in the Adjusted Capital Account maintained with respect to such Partner as of the end of such Fiscal Year, such Net Loss shall be reallocated to the Partners in proportion to, and to the extent of, their positive Adjusted Capital Account balances.

                               (2)  Notwithstanding Section 5.05(a)(1), but
subject to Section 5.05(b), Net Income and Net Losses (and if necessary, items of income, gain, loss and deduction) arising in the year of liquidation of the Partnership or the year in which the Partnership disposed of substantially all of its assets, shall be allocated in a manner so that to the extent possible the ending balance in the Capital Account of each Partner will bear the same percentage to the aggregate balance in the Capital Account of all Partners as the number of Partnership Units held by such Partner bears to the total number of Partnership Units held by all Partners.

                          (b)       To the extent inconsistent with the
provisions of Section 5.05(a), the following special provisions shall govern allocations to Capital Accounts:

                                    (i)   If there is a net decrease in
                 "partnership minimum gain" (within the meaning of Treasury Regulations Section 1.704-2(b)(2)) during a taxable year, each Partner shall (subject to the exceptions set forth in Treasury Regulations Section 1.704-2(f)) be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to the portion of such Partner's share of the net decrease in partnership minimum gain. This Section 5.05(b)(i) is intended to be a "minimum gain chargeback" within meaning of Treasury Regulations Section 1.704-2(f), and is to be interpreted to comply with the requirements of such regulation.

                               (ii) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account (after taking into account adjustments, distributions and allocations described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) in excess of its obligations to restore such deficit (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This Section 5.05(b)(ii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and is to be interpreted to comply with the requirements of such regulation.

                               (iii) In accordance with Treasury Regulations
                 Section 1.704-2,

                                        (1)    any items of partnership loss,
                                     deduction or expenditure (including
                                     expenditures described in Section
                                     705(a)(2)(B) of the Code) that are
                                     attributable to liabilities of the
                                     Partnership for which no Partner bears the economic risk of loss shall be allocated in the same manner as Net Losses hereunder, and

                                        (2)    any items of partnership loss,
                                     deduction or expenditure (including
                                     expenditures described in Section
                                     705(a)(2)(B) of the   Code) that are
                                     attributable to non-recourse debt of the Partnership for which one or more Partners bears the economic risk of loss shall be allocated to each Partner in proportion to the extent to which such Partner bears such economic risk of loss.

                               (iv)   Any special allocations of items of
                 income or gain pursuant to Section 5.05(a)(iii) or Sections 5.05(b)(i), (ii), and (iii) shall be taken into account in computing subsequent allocations of items of income, gain, loss or deduction so that the net amounts of any items so allocated shall, to the extent possible and consistent with such Sections, be equal to the net amounts that would have been allocated to each Partner had the allocations made pursuant to such Sections not been made.

                          (c)  Allocations for Tax Purposes.

                               (i)   For U.S. Federal income tax purposes,
                 except as otherwise provided in this Section 5.05(c), each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same proportions as items comprising Net Income or Net Loss, as the case may be, are allocated among the Partners. Credits shall be allocated as provided in Treasury Regulations Section 1.704-1(b)(4)(ii).

                               (ii) Tax items with respect to any Partnership asset that is contributed to the Partnership with a Carrying Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated between the Partners for income tax purposes pursuant to regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Tax Matters Partner as most suitable to eliminate the effects of the "ceiling rule." If the Carrying Value of any Partnership asset is adjusted pursuant to Section 4.04(c), subsequent allocations of income, gain, loss and deduction with respect to such Partnership asset shall take account of any variation between the adjusted basis of such Partnership asset for U.S. federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Tax Matters Partner. Allocations pursuant to this Section 5.05(c)(ii) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Income, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

                               (iii) To the extent permissible under applicable
                 Treasury Regulations, the amount of any gain from a disposition allocated to (or recognized by) a Partner (or its successor in interest) for U.S. federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated any deduction or credit directly or indirectly giving rise to the treatment of such gain as Recapture Income.

                               (iv)   All items of income, gain, loss,
                 deduction and credit recognized by the Partnership for US. federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any adjustment made pursuant to Section 743 of the Code; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 743 of the Code, and any adjustments made pursuant to Section 734 of the Code shall be allocated to the extent permitted under and in accordance with the rules of Treasury Regulations Section 1.704- 1(b)(2)(iv)(m).

                          (d)  The Tax Matters Partner may adopt and employ
such methods and procedures for (i) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (ii) the provision of tax information and reports to Partners, (iii) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (iv) the allocation of asset values and tax basis, and (v) conventions for the determination of cost recovery, depreciation and amortization deductions and the maintenance of inventories, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement, and to comply with U.S. federal state and local tax laws. To the fullest extent permitted by law, the Tax Matters Partner shall be indemnified and held harmless by the Partnership for any expenses, penalties or other liabilities arising as a result of decisions made in good faith on any of the matters referred to in the preceding sentence.

                                 ARTICLE VI.
                     MANAGEMENT AND OPERATION OF BUSINESS

                 SECTION 6.01.  MANAGEMENT.

                          (a)  The Partnership will be managed by the General
Partners through the Committee, which will consist of not less than three (3) and not more than ten (10) Members. Each General Partner as long as it owns Partnership Units, shall have the right to appoint the number of Members set forth below:

                      GENERAL PARTNER PERCENTAGE INTEREST             MEMBERS

              - equal to or greater than 10% and less than 30%           2
              - equal to or greater than 30% and less than 50%           3


                 Notwithstanding the foregoing, the Company shall have the right to appoint two (2) Members to the Committee provided that a Change of Control or Reduction in Interest has not occurred. In the event that a General Partner's Percentage Interest exceeds fifty percent (50%), such Partner shall have the right to appoint a majority of the Members on the Committee. Notwithstanding the foregoing, from the Effective Date through the Release Date, the Committee shall consist of eight Members, two of which shall be appointed by the Company, three of which shall be appointed by OCC and three of which shall be appointed by Teleglobe Mobile.

                 The Members shall serve on the Committee at the discretion of the General Partner appointing them to the Committee and may be removed and replaced at any time by such General Partner, provided that in the case of the Company, the Company must at all times appoint as its representatives to the Committee, two (2) Independent Company Members. The Committee shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Partnership; provided however, that the day-to-day activities of the Partnership will be managed by its officers, subject to the supervision of the Committee. Unless otherwise agreed to by the Committee, regular meetings of the Committee shall be held each quarter. Unless otherwise required by this Agreement, action by the Committee may be taken only with the Consent of the Committee, whether present in person, by proxy or telephonically at a meeting or by written consent; provided however, that written notice of any proposed action by the Committee shall be given to all Members prior to the taking of any such action, unless notice is waived by any such Member.

                          (b)  The General Partners shall, through their
appointed Members on the Committee, use their best efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as shall be required therefor. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Partnership and to the Partners by the Members and officers of the Partnership, and any duties that may be owed by any Member or by any Affiliate of any Member, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law as the same exists or hereafter be amended by its directors and officers and any duties that may be owed to a corporation by any similarly situated stockholder or Affiliate thereof, respectively. Notwithstanding the foregoing, a Member shall not be liable as a Member if such Member would not have had liability if the Partnership were a corporation subject to the Delaware General Corporation Law as the same exists or may hereafter be amended and had in its certificate of incorporation the same provision as Article Ninth of the Certificate of Incorporation of the Company. A Member shall not be liable to the Partnership or its Partners for monetary damages for a breach of fiduciary duty as a Member and any repeal or modification of this Section 6.01(b) shall not adversely affect any right or protection of a Member existing at the time of such repeal or modification. To the extent that any Member, Partner or officer has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to a Partner: (i) any such Member, Partner or officer acting under this Agreement shall not be liable to the Partnership or to any such other Partner for the Member's, Partner's or officer's good faith reliance on the provisions of this Agreement, the records of the Partnership and such information, opinions, reports or statements presented to the Partnership by any of the Partnership's officers or employees, or sub-committees of the Committee, or by any other Person as to matters the Member, Partner or officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership; and (ii) the Member's, Partner's or officer's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of the Partners, Members or officers otherwise existing at law or in equity. Without delegating the substance of their responsibilities and obligations hereunder, the General Partners may, subject to the provisions of Section 6.02(a), contract or otherwise deal with any Person, including employees of Affiliates of the General Partners, to perform any acts or services for the Partnership as such General Partners shall approve. Notwithstanding any such delegation, the General Partners shall remain liable to the extent provided herein for any action or omission of any such delegee. Any such delegee having access to confidential information shall be deemed to be bound by the confidentiality agreement as set forth in Section 15.15. Without limitation on any power that may be conferred on it hereunder or by law, and except as hereinafter stated and subject to the limitations in Sections 6.01(a), 6.01(c), 6.01(f) and 6.02, the Committee, on Consent of the Committee, shall have the power to authorize the Partnership to:

                               (i)   make and enter into such contracts and
                 incur expenses on behalf of the Partnership as the Committee deems necessary or appropriate for the efficient conduct and operation of the Partnership's business;

                               (ii)  subject to Section 6.01(c)(viii),
                 compromise or submit to arbitration, sue on or defend all claims in favor of or against the Partnership; commence or defend litigation that pertains to the Partnership or any Partnership assets, and arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

                               (iii) do all acts the Committee deems necessary
                 or appropriate for the protection and preservation of the Partnership's assets;

                               (iv) make distributions and allocations to the Partners in accordance with Article V hereof;

                               (v) designate such officers of the Partnership as authorized signatories with the authority to execute on behalf of the Partnership any documents or instruments of any kind that the Committee may deem appropriate or advisable to carry out the purposes of the Partnership, taking into consideration the terms and conditions of any such documents or instruments;

                               (vi)  make all payments required of the
                 Partnership under the terms of this Agreement, including such payments, fees and reimbursements as the General Partners, or any of their respective Affiliates, may be entitled to receive under the terms of this Agreement;

                               (vii) invest Partnership funds on a temporary
                 basis pending distribution of such investments as the Committee determines appropriate, provided that the Committee shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities or will otherwise be deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                               (viii) employ Persons (including any Affiliate of a General Partner) to operate and manage the Partnership and engage such other experts and advisers as the Committee may deem necessary or advisable, in each case, on such terms and for such compensation as the Committee may determine, subject, as applicable, to the requirements of Sections 6.01(e), 6.01(f) and 6.02(a);

                               (ix) subject to Section 6.01(f), enter into any transaction (excluding any amendment or modification to or waiver of the Procurement Agreement) with an Affiliate of a General Partner; and

                               (x) call a meeting of the Partners from time to time as the Committee deems necessary or advisable.

                          (c)  Notwithstanding anything herein to the contrary,
any of the actions specified in this Section 6.01(c) shall require the Special Consent of the Committee and, in the case of clause (i) below, the consent of at least one Independent Company Member:

                               (i) appoint (including interim appointments as a result of vacancies) and remove the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Chief Technical Officer;

                               (ii) approve compensation, bonuses and benefit health and welfare plans of senior executive officers;

                               (iii) make and enter into contracts or
                 agreements involving consideration payable by the Partnership in excess of $5 million;

                               (iv) enter into any material business asset or equity acquisition, equity investment, joint venture or other strategic alliances that involve any investment by the Partnership (including entering into any material loan or financing arrangement);

                               (v) enter into any debt financing arrangement (including capitalized leases) or borrow money on behalf of the Partnership, make, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness in connection therewith in excess of $5 million outstanding at any one time and secure the payment of any such Partnership indebtedness by mortgage, pledge or assignment of or security interest in all or any part of the property then owned or thereafter acquired by the Partnership;

                               (vi)  approve the annual financial plan
                 including, among other things, the capital and operating budgets for the Partnership, as well any material variances from the most recently approved plan or budget;

                               (vii) dispose of, transfer or lease material
                 assets having a fair market value in excess of $5 million;

                               (viii) commence any litigation that seeks damages in excess of $1 million or compromise or settle, through arbitration or otherwise any pending or threatened litigation by or against the Partnership for an amount in excess of $1 million;

                               (ix) select or remove the independent certified public accountant of the Partnership or adopt, or modify in any material respect, any significant accounting policy or tax policy of the Partnership; or

                               (x) admit any Person to the Partnership as a Limited Partner.

                          (d)  The Tax Matters Partner is authorized to perform
the responsibilities specifically set forth in this Agreement, as well as:

                               (i) arrange for preparation, execution and
                 timely filing of U.S. federal, state, local and foreign tax returns and pay any taxes on behalf of the Partnership and the Partners;

                               (ii) contest any determination by the Internal
                 Revenue Service that the Tax Matters Partner deems adverse to the interests of the Partners or the Partnership; and

                               (iii) any other tax-related responsibilities
                 requested by the Committee.

                          (e)  The Committee may delegate any of such foregoing
powers and any additional powers conferred on it under this Agreement or by law to the officers of the Partnership, so long as such delegation is made on the applicable Consent being obtained with respect to the specific power being delegated. Subject to the foregoing provision, the Partners hereby agree that each such authorized officer of the Partnership is authorized to execute, deliver and perform any agreements, acts, transactions and matters in connection with the exercise of power hereunder on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership, except in connection with acts otherwise prohibited by this Agreement, the Delaware Act or any applicable law, rule or regulation.

                          (f)  Related Party Contract Subcommittee.  There
shall be an ad hoc related party contract sub-committee of the Committee (the "CONTRACT SUBCOMMITTEE") and the Contract Subcommittee shall consist, as applicable, of all Members other than any officer, employee of, or person designated as a Member by the Partner where such Party or any Affiliate thereof is a party to the contract in question. The Contract Subcommittee shall have the authority on behalf of the Partnership to review and monitor any contract between the Partnership and any Partner or its Affiliates and, as it deems appropriate, cause the Partnership to enforce its rights thereunder and propose amendments, waivers and/or modifications thereto (it being understood that any such contract can be amended only in accordance with the terms thereof or by mutual consent of the parties thereto). A resolution adopted by a majority of the Members of the Contract Subcommittee on any matter within the authority of the Contract Subcommittee including the affirmative vote of at least one Independent Company Member except where a party to the contract in question is the Company, in which case the majority of the Members of the Contract Subcommittee shall be sufficient ("CONSENT OF THE CONTRACT SUBCOMMITTEE") shall be deemed to be approved by the requisite vote of the Committee or Partners, if applicable. All

Members of the Committee shall receive notice of meetings of the Contract Subcommittee and a copy of the minutes of such meetings.

        SECTION 6.02. LIMITATIONS ON AUTHORITY OF COMMITTEE AND THE GENERAL PARTNERS.

                          (a)  Notwithstanding anything herein to the contrary,
the Partnership shall not, after the date hereof, execute or enter into any agreement or agreements between the Partnership and any Partner, any direct or indirect corporate parent thereof or any of their respective Affiliates that, in the aggregate, involve payments or receipts in excess of $1 million unless the terms and conditions thereof have been approved by the Consent of the Contract Subcommittee.

                          (b)  Notwithstanding anything herein to the contrary,
the Partnership shall not undertake any of the actions specified in this
Section 6.02(b) without the Special Consent of the Partners and, in the case of clauses (i) - (viii), shall not bring such actions before a vote of the Partners without the consent of at least one Independent Company Member:

                               (i)   make any material amendments or
                 modifications to this Agreement, except as otherwise provided in Section 14.01;

                               (ii) approve any plan that would result in any material change in the purpose of the Partnership as set forth in Section 3.01 or otherwise change the Partnership's business so that it varies materially from the business described in this Agreement;

                               (iii) take any action for the (A) commencement
                 of a voluntary case under applicable bankruptcy, insolvency or similar law now or hereinafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the Partnership's discretion, (C) consent to the appointment or taking possession on a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Partnership or of any substantial part of the Partnership's property or (D) making by the Partnership of a general assignment for the benefit of creditors;

                               (iv)  cause or permit the dissolution and/or
                 liquidation of the Partnership;

                               (v)   sell, lease, transfer, or otherwise
                 dispose of any material assets of the Partnership or contract to do so (other than to a Person or Persons controlled by the Partnership);

                               (vi) acquire (A) a controlling interest in, or a majority of the voting stock or equity of, any corporation or other entity or (B) any other assets not in the ordinary course of business of the Partnership, in either case if the aggregate fair market value thereof is greater than $25 million;

                               (vii) merge or consolidate the Partnership with
                 any other Person (other than with a Person or Persons wholly owned by the Partnership);

                               (viii)  increase or decrease the
                 authorized Partnership Units or to reclassify the same by changing the number, preferences, qualifications or limitations thereof;

                               (ix) permit the entry by the Partnership into any additional lines of business other than those described in
                 Section 3.01 or directly related thereto;

                               (x) cancel or otherwise affect the right of the holders of Partnership Units to receive any distributions that have accrued but have not been paid; or

                               (xi) create a new class of Partnership Units having rights and preferences either prior and superior or subordinate and inferior to the Partnership Units then authorized.

                          (c)  Notwithstanding the foregoing, in the event that
any of the decisions set forth in paragraph (b) above would result in the Partnership being engaged in a business entirely unrelated to that described in the Prospectus, such actions shall require the prior, unanimous written consent of all the Partners.

                          (d)  The Partnership shall give notice of a proposed
action calling for the Consent of the Partners or Special Consent of the Partners or such other matters requiring the action of Partners as set forth herein. The Partnership shall give such notice to each of the Partners in the manner set forth in Section 15.01 hereto as soon as practicable but in no event less than ten (10) Business Days prior to the date called for the representatives (as provided below) (the "REPRESENTATIVES") of the Partners (a "REPRESENTATIVES MEETING") regarding such proposal.

                 The quorum for a Representatives Meeting requiring the Special Consent of the Partners, shall be Representatives present in person, by proxy or written consent, representing a majority of the outstanding Partnership Units. Each Partner (in the case of a matter requiring the Consent of the Partner) shall have the right to designate one Representative to attend each Representatives Meeting, who will have the right to cast at the meeting a number of votes equal to the number of Partnership Units such Partner holds.

                 SECTION 6.03.  CHANGE OF CONTROL AND REDUCTION IN INTEREST.

                          (a)  For purposes of this Section 6.03, "COMPANY
CHANGE OF CONTROL" shall mean an event or series of events not approved either by each of OCC and Teleglobe Mobile or by the Consent of the Partners, at a time when the Company owns less than 50% of the Partnership Units outstanding, by which (i) any "person or "group" (as such terms are defined in Section 13(d) and 14(d) of the Exchange Act) (other than OCC, Teleglobe Mobile or their Affiliates) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the Common Stock then outstanding; (ii) the Company consolidates with or merges into another Person (other than OCC, Teleglobe Mobile or their Affiliates) or conveys, transfers or leases all or substantially all of its assets to any Person (other than OCC, Teleglobe Mobile or their Affiliates), or any Person (other than OCC, Teleglobe Mobile or their Affiliates) consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, other than any transaction after which the stockholders that beneficially owned the Common Stock immediately before such transaction beneficially own at least 50% of the outstanding voting stock of the surviving entity and no Person (other than OCC, Teleglobe Mobile or their Affiliates) beneficially owns more than 30% of the outstanding voting stock of the surviving entity; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute two-thirds of the directors then in office; or (iv) the Company makes on any day any distribution or distributions of cash, property or securities (other than regular dividends, common stock or rights to acquire common stock) to its stockholders, or purchases or otherwise acquires the Common Stock, and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases that have occurred during the preceding twelve months exceeds 30% of the fair market value of the outstanding Common Stock.

                          (b)  For purposes of this Section 6.03, a "REDUCTION
IN INTEREST" shall have occurred on the sale or other disposition of Partnership Units by the Company after which the Company's Percentage Interest is reduced to less than 5% and such reduction was not previously approved by the Consent of the Partners.

                          (c)  On a Company Change of Control or a Reduction in
Interest, the Company will become a Limited Partner and will lose all of its rights as a General Partner under this Agreement, including the right to appoint Members to serve on the Committee and, through the Independent Company Members, to approve or veto certain actions of the Partnership. The Committee will thereby dissolve and all actions previously authorized to be taken by the Committee will thereon be taken by OCC and Teleglobe Mobile as the General Partners.

                 SECTION 6.04. CERTIFICATE OF LIMITED PARTNERSHIP. The Partnership has filed the Certificate of Limited Partnership, and will file an amended Certificate of Limited Partnership and necessary or appropriate for the formation or qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. To the extent that the Committee in its discretion determines such action to be reasonable and necessary or appropriate and to the extent consistent with this Agreement, the Committee shall file amendments to the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business.

                 SECTION 6.05. RELIANCE BY THIRD PARTIES. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partners as to the extent of the interest in the assets of the Partnership that the General Partners are entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partners as to their authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partners as if they were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partners or the General Partners' representatives with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partners or the General Partners' representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partners or the General Partners' representatives with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (a) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect; (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding on the Partnership; and (c) the General Partners or the General Partners' representatives were duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

                 SECTION 6.06. COMPENSATION, EXPENSES AND REIMBURSEMENT OF GENERAL PARTNERS.

                          (a)  All expenses incurred in connection with the
organization of the Partnership will be borne by the Partnership, and to the extent not otherwise allocated by Article V, charged to the Partners' Capital Accounts according to their Percentage Units at the time of the Closing.

                          (b)  Subject to approval of the Committee, the
General Partners shall be reimbursed on a monthly basis for all reasonable expenses they incur or make on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership or the General Partners or who is an employee of the General Partners). Such reimbursement shall be in addition to any reimbursement to a General Partner as a result of indemnification pursuant to Section 6.09 hereof, but shall only be in respect of reasonable out-of-pocket expenses incurred solely on behalf of the Partnership, and shall not include any amounts in respect of compensation of Persons who are officers, directors or employees of the Company, or their Affiliates or any other corporate overhead of such Persons.

                 SECTION 6.07.  OUTSIDE ACTIVITIES.

                          (a)  Subject to Section 6.07(b) and the requirements
of applicable law, each Partner agrees that the Partners and their respective subsidiaries and Affiliates may engage in other business activities or possess interests in other business activities of every kind and description, independently or with others, except that no Partner or any of its subsidiaries or Affiliates shall, directly or indirectly, engage in or possess an interest of any kind or description (including, but not limited to, any equity interest or any financial interest whether arising by contract or otherwise) in any business or enterprise that engages in or operates Similar Service (as defined in clause (b) of this Section 6.07) until the first anniversary of the earliest of (i) December 31, 2000; (ii) the launch and completion of the on-orbit check out support for 36 satellites under the ORBCOMM System Procurement Agreement, dated as of September 12, 1995, between the Partnership and Orbital Sciences Corporation, as amended from time to time, and (iii) the date that such Partner (including its Affiliates) ceases to own, directly or indirectly, a five percent (5%) or more interest in the Partnership; provided, however, that the Partners (and their Affiliates) will be permitted to do the following:

                               (i) enter into any commercial agreement for the co-marketing, co-branding or other similar distribution strategy in connection with the sale or distribution of a Partner's (or its Affiliate's) products or services;

                               (ii) sell satellites, launch vehicles, launch services and communication services to non-commercial entities without limitation;

                               (iii) design, construct and deliver (i) up to
                 twenty-five percent (25%) of the satellites in a given constellation of satellites with respect to which one or more third parties has contracted to design, construct and deliver the remaining seventy five percent (75%) of the satellites and
                 (ii) up to four experimental or prototype satellites in a given constellation; provided, however, that this exception shall not apply to the design, construction or delivery of satellites to any Existing Little LEO (as defined in clause
                 (c) of this Section 6.07);

                               (iv) provide launch vehicles, launch services, subscriber communicators, ground stations and related software to any Person; provided, however, that ground stations and related software may not be provided to any Existing Little LEO; and

                               (v) own, for portfolio purposes, as a passive investor, not more than ten percent (10%) of the issued and outstanding equity securities of a Person; provided, however, that if such securities are not listed or quoted on a stock exchange worldwide or on an over-the-counter market within the United States or Canada, the amount of the investment shall not exceed $50 million in any one case; provided further, that this clause (v) shall not apply to any such securities indirectly acquired in connection with the acquisition of any Person, so long as such securities of any business or enterprise that engages in or operates Similar Service and such securities are sold or otherwise disposed of within 180 days after such acquisition in an amount sufficient to result in compliance with this clause (v).

                          (b)  "Similar Service" means (i) the offering of
commercial non-geosynchronous non-voice narrowband satellite data and messaging communications services and (ii) the offering of, by any Person whose primary business is (or is proposed to be), wireless non-voice narrowband data and/or messaging communications services that compete in the relevant market with the services offered by the Partnership, excluding any such products or services under development by, or offered by, a Partner (or its Affiliates) on the date of this Agreement.

                          (c)  An "Existing Little LEO" means a network of
low-Earth orbit satellites operating below 1 Ghz, such as the ORBCOMM system, providing non-voice services and designated to provide global data and messaging services, that is currently licensed by the Federal Communications Commission, and any transferee (or licensee) of any such license.

                          (d)  Notwithstanding any other provision of this
Agreement, each of the Partners or any of their respective subsidiaries or Affiliates may engage in the business of, and possess interests in, any value-added reseller of the Partnership or any value-added reseller of the Partnership services (except each Partner agrees that neither it nor its Affiliates shall engage in the business of , or possess an interest in, any value-added reseller of the Partnership's services that competes with any value-added reseller in which the Partnership owns an interest, provided, however, that Teleglobe, Inc. shall be entitled to continue to own and interest in ORBCOMM Canada, Inc. which may or may not offer, in North America, services similar to those offered by the Partnership or any value-added reseller in which the Partnership owns an interest) or any international licensee of the Partnership

                          (e)  This Section 6.07 may not be amended without
the consent of an Independent Company Member.

                 SECTION 6.08. PARTNERSHIP FUNDS. The funds of the Partnership shall be deposited in such account or accounts as are designated by the Partnership and shall not be commingled with any other funds. All withdrawals from or charges against such accounts shall be made by duly authorized officers or agents of the Partnership.

                 SECTION 6.09.  INDEMNIFICATION OF PARTNERS.

                          (a)  The Partnership shall indemnify and hold
harmless the Partners, their respective Affiliates, the Members of the Committee, each of their respective officers, directors, partners, controlling stockholders, employees, and agents and each of the officers, employees and agents of the Partnership (individually, an "INDEMNITEE"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several) expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise ("LOSSES"), arising out of or incidental to the business of the Partnership, regardless of whether an Indemnitee continues to be a Partner, an Affiliate, or an officer, director, partner, controlling stockholder, employee, or agent of a Partner or a Member of the Committee or an officer, employee or agent of the Partnership or of an Affiliate at the time any such Loss is paid or incurred, if the Indemnitee's conduct did not constitute actual fraud, gross negligence, knowing breach of specific provisions of this Agreement or willful or wanton misconduct. The termination of any action, suit, or proceeding by settlement or on a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's actions constituted actual fraud, gross negligence or willful or wanton misconduct.

                          (b)  Expenses (including legal fees and expenses)
incurred in defending any proceeding subject to subsection (a) of this Section
6.09 shall be paid by the Partnership in advance of the final disposition of such proceeding on receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

                          (c)  The indemnification provided by this Section
6.09 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner or as a partner, controlling stockholder, officer, director, employee or agent of a Partner or the Partnership, or as to action in the Indemnitee's capacity as a Person serving at the request of the Partnership as set forth above, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee. Such indemnification, however, shall only apply to Losses incurred by virtue of the Indemnitee's status as a Partner, Affiliate or officer, director, partner, controlling stockholder, employee or agent thereof or a Member of the Committee or an officer, employee or agent of the Partnership, and not as to Losses incurred in other capacities (for example, by virtue of otherwise contracting with the Partnership).

                          (d)  The Partnership may purchase and maintain
insurance on behalf of any one or more Indemnitees and other such Persons as the Partnership shall determine against any liability that may be asserted against or expense which may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                          (e)  Any indemnification hereunder shall be satisfied
only out of the assets of the Partnership and no Partner shall be subject to personal liability by reason of these indemnification provisions.

                          (f)  An Indemnitee shall not be denied
indemnification in whole or in part under this Section 6.09 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                          (g)  The provisions of this Section 6.09 are for the
benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

                          (h)  Any Person that proposes to assert the right to
be indemnified under this Article VI shall, promptly after receipt of notice of any action that is subject to indemnification hereunder, notify the Partnership of the commencement of such action, enclosing a copy of all papers served, if any. The failure so to notify the Partnership of any such action shall not relieve it from any liability that it may have to any Indemnitee hereunder, unless the Partnership is prejudiced thereby. In case any such action shall be brought and notice given to the Partnership of the commencement thereof, the Partnership shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, and after notice from the Partnership to such Indemnitee of its election so to assume the defense thereof, the Partnership shall not be liable to such Indemnitee for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such Indemnitee at the request of the Partnership in connection with the defense thereof. The Indemnitee shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such Indemnitee unless: (i) the employment of counsel by such Indemnitee has been authorized by the Partnership; (ii) the employment of one separate counsel is necessitated by a conflicting interest among indemnified parties; or (iii) the Partnership shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be liable for any settlement of any action or claims effected without its written consent.

                 SECTION 6.10.  LIABILITY OF GENERAL PARTNERS.

                          (a)  The General Partners and their respective
Affiliates and all officers, directors, partners, controlling stockholders, employees and agents of the General Partners and their respective Affiliates shall not be liable to the Partnership or its Members, officers, employees or agents or to the Limited Partners for any losses sustained or liabilities incurred as a result of any act or omission of the General Partners, their Affiliates or any such officers, directors, partners, controlling stockholders, employees or agents if: (i) the General Partner, such Affiliate, or such officer, director, partner, controlling stockholder, employee or agent acted in good faith and in a manner it, he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership; and (ii) the conduct of the General Partner, such Affiliate or such officer, director, partner, stockholder, employee or agent did not constitute gross negligence or Nonperformance. For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance on the advice of legal counsel or public accountants selected with reasonable care, will be conclusively presumed to have been done or omitted to be done in good faith and not to constitute willful or wanton misconduct, gross negligence or Nonperformance; provided, however, that the reliance was reasonable and the General Partner had disclosed all relevant facts to such legal counsel or accountants.

                          (b)  Each General Partner shall fully indemnify and
hold harmless the Limited Partners and their Affiliates and their respective partners, officers, directors, employees and agents to the fullest extent permitted by law from and against any and all Losses arising out of or incidental to conduct by such General Partner or one of its Affiliates with respect to the business or activities of or relating to the Partnership that constituted bad faith, gross negligence or Nonperformance. The obligations of a General Partner under this Section 6.10 shall extend only to its own acts or omissions or acts or omissions by one of its Affiliates and not with respect to acts or omissions of the other General Partners or their Affiliates.

                 SECTION 6.11.  OTHER MATTERS CONCERNING THE GENERAL PARTNERS.

                          (a)  Each General Partner may rely and shall be
protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                          (b)  A General Partner may consult with legal
counsel, and other consultants and advisers selected by it, and any advice of such Person as to matters that the General Partner believes to be within such Person's professional experience shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner in good faith and in accordance with such advice.

                 SECTION 6.12.  CONVERSION TO CORPORATE FORM.

                          (a)  In the event that the Committee shall determine
that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form, the Committee may incorporate the Partnership or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership; provided that, the Committee may not incorporate the Partnership without the Special Consent of the Partners. In connection with any such incorporation of the Partnership, the Partners shall receive, in exchange for their Partnership Units, shares of capital stock of such corporation having the same relative rights and preferences as to dividends and distributions and the same voting and transfer rights, subject in each case to any modifications required solely as a result of the conversion to corporate form (all such rights and preferences being referred to, collectively, as "EQUITY RIGHTS"), as are set forth in this Agreement as among the holders of interests in the Partnership.

                          (b)  Prior to taking any such action to incorporate
the Partnership, the Committee shall submit to the Partners the proposed forms of a certificate or articles of incorporation, by-laws, shareholders' agreement and any other governing documents proposed to be established for such corporation (the "GOVERNING DOCUMENTS"). In the event the Company becomes a Limited Partner pursuant to Section 6.03 hereof, if Limited Partners holding Partnership Units representing at least 30% of the total number of outstanding Partnership Units held by all Limited Partners (not including any Partnership Units held by OCC, Teleglobe Mobile or their Affiliates) notify the Committee within 15 days of the date the proposed forms of Governing Documents are submitted to the Limited Partners that they have concluded in good faith that, based on such Governing Documents, the shares of capital stock of such corporation proposed to be issued to them in exchange for such Partnership Units do not have the same Equity Rights as are set forth in this Agreement, the Committee and such Limited Partners shall negotiate in good faith to resolve any differences with respect thereto. If the Committee and such Limited Partners do not resolve such differences, the Committee may appoint an investment banking firm of internationally recognized standing reasonably acceptable to such Limited Partners to advise the Partnership as to such dispute, and the conclusion of such firm shall be final and binding on the parties, and any modification recommended by such investment banking firm to the Equity Rights shall be incorporated into the Governing Documents. Nothing contained herein shall be construed to give the Limited Partners any right to cause the business of the Partnership to be conducted in corporate form or to limit the rights of the Committee.

                                  ARTICLE VII.
                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

                 SECTION 7.01. LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any debts, liabilities or obligations of the Partnership whether to the Partnership, to the General Partners, or to creditors of the Partnership, beyond the amount contributed by such Limited Partner to the capital of the Partnership and such Limited Partner's share of the accumulated but undistributed profits of the Partnership and the amount of any distribution (including the return of any Capital Contribution) made to such Limited Partner that must be returned to the Partnership pursuant to applicable state law. The General Partners shall use reasonable efforts, in the conduct of the Partnership's business, to put all Persons with whom the Partnership does business on notice that the Limited Partners and their Affiliates are not liable for Partnership obligations.

                 SECTION 7.02. MANAGEMENT OF BUSINESS. The Limited Partners shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No Limited Partner has the right to require the partition of Partnership property or compel any sale or appraisal of Partnership assets or sale of a deceased Partner's interest therein.

                                 ARTICLE VIII.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                 SECTION 8.01. RECORDS AND ACCOUNTING. The Partnership shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which books shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, books of account and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time.

                 SECTION 8.02. FISCAL YEAR. The fiscal year (the "FISCAL YEAR") of the Partnership shall be the calendar year, unless otherwise determined by the Consent of the Committee.

                 SECTION 8.03.  REPORTS AND ANNUAL MEETING.

                          (a)  As soon as practicable, but in no event later
than 75 days after the close of each Fiscal Year, the Partnership shall deliver to the Partners reports containing financial statements of the Partnership for the Fiscal Year, presented in accordance with GAAP, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of changes in cash flows, such statements to be audited by the firm of independent certified public accountants selected in accordance with Section 6.01(c)(ix).

                          (b)  As soon as practicable, but in no event later
than 30 days after the close of each calendar quarter, including the last calendar quarter of each fiscal year, the Partnership shall deliver to the Partners (i) a quarterly report containing a balance sheet and statements of income and changes in financial position for such calendar quarter and (ii) any information the Tax Matters Partner considers necessary for the preparation of estimated quarterly tax payments or other tax-related information.

                          (c)  In addition to any meetings of the Partners
called pursuant to Section 6.01(b)(xiii) or any Representatives Meeting called pursuant to Section 6.02(d), the Partnership shall hold an annual meeting of the Partners ("ANNUAL MEETING") on five days prior written notice to the Partners, such Annual Meeting to be held no sooner than ten days and no later than 30 days after delivery to the Partners of the annual financial statements for the preceding Fiscal Year pursuant to Section 8.03(a), unless otherwise agreed to. At the Annual Meeting, officers of the Partnership will review the operations of the Partnership during the preceding Fiscal Year, discuss the plans and operating budget for the current year and answer questions that may be raised by representatives of the Partners at the Annual Meeting.

                 SECTION 8.04.  DISCLOSURE TO LIMITED PARTNERS.


                          (a)  The Limited Partners shall have full access to
all financial and other information directly related to the business and affairs of the Partnership. In particular, the following will be open for examination by any Limited Partner or its, his or her duly authorized representatives:

                               (i)   books and records pertaining to the
                 Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, and all transactions (including all contracts and commitments) entered into by the Partnership;

                               (ii) a current list of the full name and last known mailing address of each Partner set out in alphabetical order, together with a list showing the Capital Contributions and Capital Account of each Partner;

                               (iii) a copy of the Certificate of Limited
                 Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate and any amendments to it have been executed;

                               (iv)  copies of all the Partnership's U.S.
                 federal, state, local and foreign income tax returns and reports, if any; and

                               (v)   copies of this Agreement, as it may be
                 amended from time to time.

                          (b)  The Partnership shall make available, on a
reasonable basis, its financial officers and auditors to the Limited Partners for consultation and to respond to questions of the Limited Partners relating to the financial condition of the Partnership. The Partnership will prepare and mail to each Limited Partner promptly on the request of any Limited Partner such further information concerning the business, affairs and financial condition of the Partnership as any Limited Partner may reasonably request.

                          (c)  Notwithstanding the provisions set forth in this
Section 8.04, the Partnership may keep confidential from the Limited Partners for a period of time deemed reasonable by the Partnership information (excluding any matters required to be disclosed pursuant to Section 8.03 or clause (ii)-(v) of Section 8.04) to the extent the Partnership, in good faith, determines: (i) that disclosure of such information is not in the best interests of the Partnership; (ii) that disclosure of such information could damage the Partnership or its business; or (iii) that the Partnership is required by law or by a third party to keep such information confidential.

                                 ARTICLE IX.
                                 TAX MATTERS

                 SECTION 9.01. PREPARATION OF TAX RETURNS. The Tax Matters Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal, state local and foreign income tax purposes. The Tax Matters Partner shall use all reasonable efforts to furnish to the Partners as soon as practicable after the close of the taxable year, fiscal quarter or other period as deemed necessary by the Tax Matters Partner, the tax information reasonably required for such Partners' U.S. federal, state and foreign income tax reporting purposes. Subject to the provisions of Section 9.02, the classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes, to the extent permitted by applicable law. The taxable year of the Partnership shall be the calendar year, unless otherwise required by the federal income tax laws and the Treasury Regulations thereunder or unless otherwise determined by the Tax Matters Partner.

                 SECTION 9.02. TAX ELECTIONS. Except as otherwise provided herein, the Tax Matters Partner shall, in its sole discretion, determine whether to make any available election, including but not limited to an election under Code Section 709 to amortize organization and start-up expenditures over a 60 month period, and an election under Code Section 754 to adjust the bases of Partnership property with respect to the Partnership or with respect to a transferee Partner. In the event a Section 754 election is made, the Tax Matters Partner may in its sole discretion charge transferees for the additional costs incurred in preparing their tax information under such election.

                 SECTION 9.03. TAX CONTROVERSIES. Subject to the provisions hereof, the Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners agree to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings, provided that the foregoing shall not be construed to prevent a Partner from taking steps reasonably necessary to protect and defend its own interests.

                 SECTION 9.04. TAXATION AS A PARTNERSHIP. No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

                                  ARTICLE X.
                              TRANSFER OF UNITS

                 SECTION 10.01. TRANSFER.

                          (a)  The term "transfer," when used in this Article X
with respect to a Partnership Unit, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition; provided however, that an exchange of Partnership Units by OCC or Teleglobe Mobile pursuant to the terms of the Unit Exchange Agreement shall not be deemed to be a "transfer" for purposes of this Article X.

                          (b)  Any Partnership Unit may be transferred provided
that such transfer shall be made, where applicable, in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of any Partnership Unit not made in accordance with this Article X shall be null and void.

                          (c)  Notwithstanding anything contained herein to the
contrary, no transfer of a Partnership Unit may be made if such transfer: (i) would violate the then applicable U.S. federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, the Communications Act, or rules and regulations of the Federal Communications Commission ("FCC") and any other government agencies with jurisdiction over such transfer; or (ii) would affect the Partnership's existence or qualification under the Delaware Act. In the event a transfer of a Partnership Unit is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall transfer all or any portion of such Partner's Partnership Units unless and until such Partner, on the request of the Partnership, delivers to the Partnership an opinion of counsel, addressed to the Partnership, reasonably satisfactory to the Partnership, to the effect that: (A) such Partnership Unit has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Partnership Unit is exempt from any registration requirements imposed by such laws and that the proposed transfer does not violate any other applicable requirements of U.S. federal or state securities laws; and (B) that such transfer will not materially adversely affect the tax status of the Partnership. Such opinion shall not be deemed delivered until the Partnership confirms to such Partner that such opinion is acceptable, which confirmation shall not be unreasonably withheld.

                          (d)  Notwithstanding the other provisions of this
Agreement, the Partnership shall provide the Tax Matters Partner with any information the Tax Matters Partner reasonably requests with respect to transfers of Partnership Units and the Tax Matters Partner shall monitor the transfers of such Partnership Units to determine: (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704 of the Code; and (ii) whether additional transfers of Partnership Units would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Treasury Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which Partnership Units will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "SAFE HARBORS"). The General Partners shall take (and shall cause their Affiliates to take) all steps reasonably necessary or appropriate to prevent any trading of Partnership Units or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

                          (e)  For so long as the Exchange Right is in effect,
each of the Partners hereby agrees that it will not: (i) make a public offering of its Partnership Units; or (ii) transfer any of its Partnership Units to a Person, other than to the Company, if (x) such Partnership Units would constitute all or substantially all of the assets of such transferee and (y) the purpose of the transfer is to enable the transferee to make a public offering of its equity interests.

                 SECTION 10.02. TRANSFER OF PARTNERSHIP UNITS OF GENERAL
PARTNERS.

                          (a)  Subject to Section 12.01 hereof, a General
Partner shall not transfer all or any part of its Partnership Units without the Consent of the Contract Subcommittee; provided, that a transfer by the Company is further subject to the provisions of Section 6.03 hereof. Notwithstanding the foregoing, a General Partner may transfer any or all of its Partnership Units to an Affiliate of such General Partner ("AFFILIATE SUCCESSOR") without such approval; provided however, that in the case of the Company, the Company may transfer only to an Affiliate that is 100% owned by the Company and any such transfer shall be subject to the consent of OCC and Teleglobe Mobile, which consent may be granted or withheld in such Partners' sole discretion. Such transfer to an Affiliate Successor shall not relieve the General Partner of any of its obligations hereunder unless the Affiliate Successor has been adjudged by the Consent of the Contract Subcommittee to be a Person that has at least such comparable financial strength and technical and managerial capabilities and know-how sufficient for it to perform its duties and obligations hereunder. The Partners hereby consent to any such approved transfer or any transfer to an Affiliate Successor, subject to the provisos set forth above. The Affiliate Successor of a General Partner pursuant to this
Section 10.02 shall be admitted to the Partnership as a General Partner immediately prior to the effective date of transfer of the General Partner's Partnership Units and the Affiliate Successor shall continue the business and operations of the Partnership without dissolution of the Partnership provided that prior to such effective date the Affiliate Successor shall have furnished to: (i) the Partnership (A) acceptance in form reasonably satisfactory to counsel to the Partnership of all the terms and conditions of this Agreement and (B) such other documents or instruments as may be reasonably required by such counsel in order to effect such transfer; and (ii) to the other Partners an opinion of counsel to the effect that such transfer will not materially adversely affect the tax status of the Partnership. Such opinion shall not be deemed furnished until approved by the Consent of the Contract Subcommittee, which consent shall not be unreasonably withheld. The transferring General Partner hereby further agrees to hold the Partnership, each other Partner and the Members of the Contract Subcommittee wholly and completely harmless from any cost, liability or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a transfer or attempted transfer by it in violation of this Agreement.

                          (b)  Notwithstanding anything to the contrary
contained herein, a General Partner shall not take any action that would constitute or result in the transfer of control of the Partnership if such transfer would require, under existing law (including, without limitation, the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC.

                          (c)  A General Partner shall diligently prosecute its
application for approval of the transfer identified in Section 10.02(b) hereof and shall immediately provide to the FCC all information requested by the FCC in connection with the application.

                          (d)  Prior to the FCC's grant of the approval of the
transfer application identified in Section 10.02(b) hereof, a General Partner seeking to transfer its Partnership Units shall continue to act in a manner consistent with the provisions of Article VI of this Agreement.

                          (e)  Any transfer by the Company of its Partnership
Units, other than to an Affiliate, shall be further subject to a right of first offer as set forth in Section 10.03(a) hereof fully as though it were a Limited Partner.

                 SECTION 10.03. TRANSFER OF PARTNERSHIP UNITS OF LIMITED
PARTNERS.

                          (a)  Rights of First Offer.  Except as expressly
permitted or required by this Agreement, no Limited Partner shall transfer any or all of its Partnership Units unless the Limited Partner desiring to make the transfer (the "TRANSFEROR") shall have first made the offers to sell to the other Partners and, as hereinafter provided, to the Partnership (the "OFFEREES") and such offers shall not have been accepted

                               (i)   Copies of the Transferor's offer (the
                 "OFFER NOTICE") shall be given to the Offerees and shall consist of an offer to sell to the Offerees such number of Partnership Units (the "OFFERED UNITS") then proposed to be transferred by the Transferor, at a cash price designated by the Transferor (the "STATED PRICE"), on only customary terms and conditions, representations, warranties, covenants and conditions.

                               (ii) Within 15 days after receipt of the Offer Notice, each Partner Offeree may, at its option, by written notice elect to purchase some or all the Offered Units, as specified in such notice, provided that in the event of an oversubscription, purchases will be pro rated according to the relative Percentage Units of all Partners. The Partner Offerees shall exercise such option by giving notice thereof to the Transferor within such 15-day period. The Partnership will promptly inform each Partner Offeree in the event that fewer than all of the Offered Units are subscribed for, and each Partner Offeree may, within 48 hours thereafter, increase the amount of its requested maximum subscription.

                               (iii) Within 10 days after the expiration of the
                 Partners' exercise period set forth in Section 10.03(a)(ii), if the Partners choose not to exercise all their rights of first offer under Section 10.03(a)(ii), the Partnership may, at its option, with the affirmative vote of a majority of the Partners (other than the Partners transferring Partnership Units), elect to purchase some or all of the remaining Offered Units. The Partnership shall exercise such option by giving notice thereof to the Transferor within such 10-day period.

                               (iv)  If the Transferor's offer shall not be
                 fully subscribed by the Partners and/or the Partnership at the end of the applicable periods described above, the Transferor shall terminate its offer to the Offerees (the "TERMINATION DATE") and the Transferor shall be free to solicit offers for its Offered Units from third parties for a period of three months following the Termination Date; provided, however, that the Transferor shall not offer the Offered Units at a price that is less than 95% of the Stated Price, and, provided further, that if the sale to the third party is other than entirely for cash on terms described in clause (a) above, the Transferor shall certify to each of the other Partners as to the cash value of any noncash consideration. In the event that the Transferor shall have offered the Offered Interests to third parties at a price that is less than 95% of the Stated Price or the three month period shall have lapsed and no bona fide sale of the Offered Units shall have been made by the Transferor to a third party, the restrictions provided for herein shall again become effective, and no transfer of Offered Units may be made by the Transferor without complying with this Section 10.03.

                          (b)  Permitted Transfers of Limited Partner
Partnership Units. Sections 10.03(a) hereof shall not apply to any transfer by a Limited Partner of all or any portion of its Partnership Units to any Affiliate of such Limited Partner. Prior to such transfer, such Affiliate shall affirm in writing that it shall be subject to the terms and conditions of this Agreement and, if such Affiliate is not controlled by the Limited Partner transferring its Partnership Unit, the Person that controls such Affiliate shall agree in writing not to transfer control of such Affiliate for so long as such Affiliate remains a Limited Partner. If the Limited Partner transferring its interest controls such Affiliate, the Limited Partner hereby agrees that it shall not transfer control of such Affiliate for so long as such Affiliate remains a Limited Partner.

                                 ARTICLE XI.
                       ADMISSION OF SUCCESSOR PARTNERS

                 SECTION 11.01. ADMISSION OF SUCCESSOR LIMITED PARTNER.


                          (a)  A transferee of a Partnership Unit shall not be
admitted to the Partnership as a successor Limited Partner, until the transferee shall have furnished the Partnership with an agreement, in form reasonably satisfactory to the Partnership, to be bound by all the terms and conditions of this Agreement and such other documents or instruments as may be reasonably required by the Partnership in order to effect such transferee's admission as a Limited Partner. Prior to the time that any transferee of Partnership Units is admitted to the Partnership as a Limited Partner, it will have only the rights of a transferee under Delaware law, shall have no right to require any information or account of the Partnership transactions constituting confidential information or to inspect the Partnership's books.

                          (b)  Any transferee of a Partnership Unit who meets
the requirements of subsection (a) may be admitted as a successor Limited Partner in the Committee's sole discretion.

                          (c)  For a transferee of a Partnership Unit to be
admitted as a substituted Limited Partner under subsection (d) or (e) below, the transferee shall deliver to the Partnership an opinion of counsel, addressed to the Partnership and in form and substance reasonably satisfactory to the Partnership, to the effect that, assuming the Partnership has the corporate characteristic of free transferability of interests and that the transferee is admitted as a substituted Limited Partner, the Partnership would be classified as a partnership for U.S. federal income tax purposes and would not be classified as an association taxable as a corporation.

                          (d)  Any transferee of a Partnership Unit that meets
the requirements of subsections (a) and (c) and who is an Affiliate of the transferor shall be admitted as a successor Limited Partner.

                          (e)  Any transferee of a Partnership Unit who meets
the requirements of subsections (a) and (c) shall be admitted as a successor Limited Partner with the Consent of the Committee, which consent will not be unreasonably withheld.

                 SECTION 11.02. ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner selected pursuant to Section 12.01 or the transferee of or successor to a Partnership Unit pursuant to Section 10.02 shall be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal of the withdrawing General Partner and on the receipt of proper FCC approval pursuant to Section 10.02(b), if necessary, and shall continue the business of the Partnership without dissolution. Notwithstanding the foregoing, the provisions of Section 11.01 shall govern the admission of a transferee in a transfer resulting in a the Company Change of Control or a Reduction in Interest as though the Company were a Limited Partner. The successor General Partner shall furnish to the Partnership (a) acceptance in form satisfactory to counsel to the Partnership of all the terms and conditions of this Agreement and (b) such other documents or instruments as may be required by such counsel in order to effect its admission as a General Partner. No such admission shall be effected until the General Partner delivers to the Partnership an opinion of counsel, addressed to the Partnership and its Partners to the effect that such admission will not materially adversely affect the tax status of the Partnership. Such opinion shall not be deemed delivered until approved by the Consent of the Contract Subcommittee, which consent shall not be unreasonably withheld. Any transferee of less than all of the Partnership Units of a General Partner pursuant to Section 10.02 shall have only the rights of an assignee under Delaware law, shall have no right to require any information or account of the Partnership transactions or to inspect the Partnership's books and shall not be admitted to the Partnership as a successor General Partner.

                 SECTION 11.03. AMENDMENT OF AGREEMENT AND OF CERTIFICATE OF LIMITED PARTNERSHIP. For the admission to the Partnership of any successor Partner, the Partnership shall take all steps necessary and appropriate to prepare and record or file as soon as practicable an amendment of this Agreement and the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.04.

                                 ARTICLE XII.
                            WITHDRAWAL OR REMOVAL

                 SECTION 12.01. WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNERS.


                          (a)  Any transfer by a General Partner of all of its
Partnership Units pursuant to Section 10.02 or the exchange of all of its Partnership Units pursuant to the Unit Exchange Agreement shall constitute the withdrawal of the General Partner for purposes of, and may be effected only in accordance with, this Section 12.01 and in the case of the Company, shall be further subject to the provisions of Section 6.03. A General Partner may not withdraw from the Partnership as General Partner unless: (i) it gives at least 90 days prior written notice of such withdrawal to the other Partners; (ii) such withdrawal shall have been approved by the Consent of the Contract Subcommittee; and (iii) a successor General Partner shall have been elected by the Consent of the Contract Subcommittee; provided, however, that such transfer shall not relieve the General Partner of any of its obligations hereunder unless the transferee has been adjudged by the Consent of the Contract Subcommittee (which consent shall not be unreasonably withheld) to be a Person that has at least such comparable financial strength and technical and managerial capabilities and know-how sufficient for it to perform its duties and obligations hereunder and it has assumed all preexisting liabilities and obligations of the General Partner. The notice and election described above shall not be required in connection with a withdrawal resulting from a transfer of all of the General Partner's Partnership Units to an Affiliate Successor, but the General Partner shall not be relieved of any of its obligations hereunder without the Consent of the Contract Subcommittee required under the third sentence of Section 10.02(a).

                          (b)   A General Partner may be removed if such
removal is for Nonperformance and if such removal is approved with the Consent of the Contract Subcommittee. Such removal shall be effective immediately subsequent to the admission of a successor General Partner who shall be subject to the qualifications of Section 12.01(a) hereto. The right to remove a General Partner shall not exist or be exercised unless: (i) the General Partner has received notice of such Nonperformance; (ii) an arbitration panel (the procedure for which shall be established by the Contract

Subcommittee) has determined Nonperformance of the General Partner; and (iii) the Partnership has received an opinion of counsel (which may be counsel selected by the Consent of the Contract Subcommittee) that the removal of the General Partner and the selection of a successor General Partner (a) would not cause the loss of limited liability pursuant to Delaware law of the Limited Partners under this Agreement, and (b) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

                          (c)  A General Partner will be discharged from, and
the Partnership or any Person or Persons continuing the business of the Partnership in the event it has dissolved, shall assume and pay, as they mature, all Partnership obligations and liabilities that exist on the date of a General Partner's removal or Approved Withdrawal from the Partnership and, except as otherwise expressly provided herein, will hold the General Partner harmless from any action or claim arising or alleged to arise from such assumed obligations and liabilities accruing after such date. The Partnership or any such Person or Persons continuing the business of the Partnership will promptly pay all creditors as of such date or notify such creditors: (i) of the withdrawal or removal of such General Partner, as the case may be; (ii) of the discharge of such General Partner from all of the Partnership's obligations and liabilities; and (iii) of the assumption thereof by the Partnership or such Person or Persons continuing the business of the Partnership. The Partnership or such Person or Persons continuing the business of the Partnership if the Partnership has dissolved shall use reasonable efforts to procure and execute an agreement from creditors of the Partnership discharging such General Partner from liability to such creditors as of the date of such removal or Approved Withdrawal of such General Partner. Nothing contained in this Section 12.01 shall relieve a General Partner of any liability it may have as of the date of its removal under Section 6.10(b). As used in this Section 12.01(c), the term "APPROVED WITHDRAWAL" shall mean a withdrawal of a General Partner following the election of a successor General Partner by the Consent of the Contract Subcommittee pursuant to the second sentence of Section 12.01(a) and approval by the Consent of the Contract Subcommittee of such successor General Partner's financial strength and technical and managerial capabilities and know-how pursuant to the proviso to the second sentence of Section 12.01(a) or, in the case of an Affiliate Successor, approval by the Consent of the Contract Subcommittee of such Affiliate Successor's financial strength and technical and managerial capabilities and know-how pursuant to the third sentence of Section 10.02(a).

                          (d)  On the removal of a General Partner, and the
election of a successor General Partner, the interest of a General Partner in the Partnership shall be converted into Partnership Units of a Limited Partner.

                 SECTION 12.02. WITHDRAWAL OF LIMITED PARTNER. A Limited Partner that shall have withdrawn from the Partnership shall have no further rights hereunder.

                                ARTICLE XIII.
                         DISSOLUTION AND LIQUIDATION

                 SECTION 13.01. DISSOLUTION. The Partnership shall dissolve on the occurrence of any of the following events:

                          (a)  December 31, 2048;

                          (b)  the withdrawal of a General Partner, or any
other event that results in its ceasing to be a General Partner such as the removal, bankruptcy or dissolution of the General Partner (other than by reason of a transfer pursuant to Section 10.02 or withdrawal effective following selection of a successor pursuant to Section 12.01) unless at the time OCC, Teleglobe Mobile or the Company or a successor to OCC, Teleglobe Mobile or the Company remains a General Partner of the Partnership;

                          (c)  a sale of all or substantially all of the assets
of the Partnership;

                          (d)  any other event that under the Delaware Act
would cause dissolution of the Partnership, except as otherwise provided herein; or

                          (e)  with the Special Consent of the Partners, as
set forth in Section 6.02(b)(iv).

                 For purposes of this Section 13.01, bankruptcy of a General Partner shall be deemed to have occurred when: (i) it commences in good faith and under appropriate circumstances a voluntary proceeding or files in good faith and under appropriate circumstances an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding, which voluntary or involuntary proceeding seeks a liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) it is adjudged bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect; (iii) it executes and delivers a general assignment for the benefit of its creditors; (iv) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties; or (v) (A) any proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof or (B) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (ii) above has not been vacated or stayed within 90 days of such appointment, or (C) such appointment is not vacated within 90 days after the expiration of any such stay.

                 SECTION 13.02. CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION.

                 To the extent permitted by the Delaware Act, on dissolution of the Partnership in accordance with Section 13.01(b), (d) or (e), the remaining Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement if on the affirmative vote of a majority of the remaining Partners, the Partners agree in writing (a) to continue the business of the Partnership and (b) to the appointment, if necessary, effective as of the date of withdrawal, of a successor General Partner. Unless such an election is made within 90 days after dissolution, the Partnership shall conduct only those activities necessary to wind up its affairs. If such an election is made within 90 days after dissolution, then:

                          (i) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XIII; and

                          (ii) all necessary steps shall be taken to cancel
                 this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership as soon as practicable.

                 SECTION 13.03. WINDING UP AND LIQUIDATION.


                          (a)  On dissolution of the Partnership other than
pursuant to Section 6.12, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 13.02, a liquidator or liquidating committee selected by the Consent of the Partners, shall be responsible for the winding up of the affairs of the Partnership and the distribution of its assets. The Person or Persons who assume such responsibility (whether they be OCC or Teleglobe Mobile or not) are referred to herein as the "LIQUIDATOR." In connection with a winding up of the affairs of the Partnership, the Liquidator shall cause an accounting to be made of the assets and liabilities of the Partnership. If any liability is contingent or uncertain in amount, a reserve will be established in such amount as the Liquidator deems reasonably necessary. On satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed as provided in this Section 13.03.

                          (b)  The Liquidator (if other than OCC or Teleglobe
Mobile) shall be entitled to receive such compensation for its services as may be approved by the Consent of the Partners. The Liquidator shall agree not to resign at any time without fifteen days' prior written notice and (if other than OCC or Teleglobe Mobile) may be removed at any time, with or without cause, by notice of removal signed by the Consent of the Partners. On dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty days thereafter be selected by the Consent of the Partners. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred on the Committee under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, on the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

                          (c)  The Liquidator shall liquidate the assets of the
Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                               (i) to the payment of Partnership creditors, including Partners in respect of loans or guaranteed payments, in order of priority provided by law;

                               (ii)  to the establishment of reasonable
                 reserves for contingencies; and

                               (iii) to the Partners in proportion and to the
                 extent of the positive balances in their respective Capital Accounts (determined after applying the provisions of Article
                 V).

                          (d)  The Liquidator shall be authorized to sell any,
all or substantially all of the assets of the Partnership for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Partnership, regardless of the terms of such obligations.

                          (e)  A reasonable time, including, without
limitation, any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the

Partnership and the discharge of liabilities to creditors so as to enable the Liquidator to minimize the normal losses attendant on the liquidation. On the Liquidator's compliance with the foregoing distribution plan, the Partners shall execute, acknowledge, swear to and cause to be filed a Certificate of Cancellation of the Partnership.

                          (f)  If, in the process of collecting any deferred
payment obligation generated by a sale of assets of the Partnership, the Partnership reacquires any such assets, and if, at such time, OCC or Teleglobe Mobile remains a General Partner and the same so determines, the Partnership shall be reconstituted with the Consent of the Partners on the terms and conditions hereof.

                 SECTION 13.04. CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. On the completion of the distribution provided for in Section 13.03, the Partnership shall be terminated, and the Liquidator (or the General Partners and the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

                 SECTION 13.05. RETURN OF CAPITAL. Except as otherwise expressly provided herein, the General Partners shall not be personally liable for the return of the Capital Contribution of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

                 SECTION 13.06. WAIVER OF PARTITION. Each Partner hereby waives any rights to partition of Partnership property.

                 SECTION 13.07. DEFICIT ON LIQUIDATION. On liquidation, the Partners shall not be obligated to the Partnership for any deficit in their Capital Accounts.

                                 ARTICLE XIV.
                     AMENDMENT OF PARTNERSHIP AGREEMENT;
                            MEETINGS; RECORD DATE

                 SECTION 14.01. AMENDMENTS TO BE ADOPTED WITHOUT THE CONSENT OF THE PARTNERS. The Committee, without the Consent of the Partners, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                          (a)  a change in the name of the Partnership approved
with the Consent of the Partners or a change in the location of the principal place of business of the Partnership;

                          (b)  a change that the Committee, based on the
opinion of outside counsel, reasonably acceptable to the General Partners furnished to all the Partners, has determined to be reasonable and necessary or advisable (i) to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or (ii) to ensure that the Partnership will not be treated other than as a partnership for federal income tax purposes;

                          (c)  a change:  (i) that the Committee, based on the
opinion of outside counsel reasonably acceptable to the General Partners, furnished to all the Partners, has determined is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state agency or judicial authority or contained in any U.S. federal or state statute, compliance with any of which the Partnership deems to be in the best interests of the Partners; or (ii) that is expressly required or expressly contemplated by this Agreement or is otherwise herein expressly permitted to be made by the Partnership;

                          (d)  immaterial amendments to correct any mistake or
clear omission or to reflect the surrender of any rights or the assumption of any additional responsibilities by the General Partners; or

                          (e)  any amendment necessary to give effect to the
issuance and sale of Additional Partnership Units permitted by Sections 4.04 and 4.09 hereof or to give effect to the admission of any Limited Partners pursuant thereto, including such amendments to Article V hereof as are necessary to give effect to any allocations of Income or Loss to the holder of such Additional Partnership Units and any distributions to be made to such holders and do not adversely affect the other Partners.

                 SECTION 14.02. AMENDMENT PROCEDURES.  Except as provided in
Section 14.01, all amendments to this Agreement shall be made in accordance with the following requirements. Subject to Sections 6.02 (b) (i) and 14.01, any proposed amendment shall be effective only on the Consent of the Committee and the Consent of the Partners, provided, that no amendment adversely affecting the Capital Account or other economic rights of any Partner shall be made without such Partner's consent. Promptly after the adoption of an amendment to this Agreement as provided hereunder, the Partnership shall forward a copy of such amendment to each Partner.

                                 ARTICLE XV.
                              GENERAL PROVISIONS

                 SECTION 15.01. ADDRESSES AND NOTICES. The address of each Partner for all purposes shall be the address as set forth on the signature page of this Agreement or such other address of which each other Partner has received written notice. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be sent to the party to whom the notice is to be given by telex, fax (confirmed by first class mail, postage prepaid), telegram or first class mail, postage prepaid and properly addressed as provided in this Agreement (in each case such notice shall be deemed to have been duly given on the day the notice is first received by such party) or to such other address or Person as may be designated by a party, by notice given in accordance with this Section.

                 SECTION 15.02. TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                 SECTION 15.03. PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                 SECTION 15.04. FURTHER ACTION.

                          (a)  The parties shall execute and deliver all
documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                          (b)  At any time or times, on the request of the
Partnership, the Partners hereby agree to sign and swear to any certificate required by Delaware or other applicable law, to sign and swear to any amendment to or cancellation of any such certificate whenever such amendment or cancellation is required by or appropriate under law, to sign and swear to or acknowledge similar certificates or affidavits or certificates of fictitious firm name, trade name or the like (and any amendments or cancellations thereof) required by or appropriate under the laws of Delaware or any other jurisdiction in which the Partnership does or proposes to do business, and cause the filing of any of the same for record wherever such filing shall be required by law.

                 SECTION 15.05. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                 SECTION 15.06. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

                 SECTION 15.07. WAIVER. No failure by any party to insist on the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent on a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                 SECTION 15.08. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately on affixing its signature hereto independently of the signature of any other party.

                 SECTION 15.09. DISPUTE RESOLUTION.

                          (a)  The parties shall attempt to resolve by good
faith and diligent negotiation any dispute, controversy or claim between them arising out of or relating to this Agreement, or the breach, termination or invalidity thereof. If such parties are unable to resolve the matter within thirty (30) days of the submission of such controversy or claim to such parties, any of the parties may remove the controversy or claim for arbitration in accordance with Section 15.10(b).

                          (b)  Any controversy or claim that is not resolved
under Section 15.09(a) shall be settled by final and binding arbitration in New York, New York in accordance with the then existing U.S. domestic rules of the American Arbitration Association ("AAA") (to the extent not modified by this Section 15.10). In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three neutral arbitrators. Each of OCC, Teleglobe Mobile and the Company (acting through the Independent Company Members) shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within thirty days from the date on which another party's request for arbitration has been communicated to the first party, such appointment shall be made by the AAA. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

                 SECTION 15.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among the parties with respect to the subject matter hereof.

                 SECTION 15.11. BINDING EFFECT: ASSIGNMENT. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other parties.

                 SECTION 15.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                 SECTION 15.13. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS. REFERENCES HEREIN TO TEMPORARY OR FINAL TREASURY REGULATIONS ALSO REFER TO CORRESPONDING PROVISIONS OF SUCCESSOR AND SUPERSEDING REGULATIONS.

                 SECTION 15.14. INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby, unless the effect would be to materially and adversely affect the economic rights of any Partner.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          ORBCOMM CORPORATION
                          General Partner
                          2455 Horse Pen Road
                          Herndon, Virginia  20171


                          By:
                             ---------------------------------------------
                             Name:  Scott L. Webster
                                    --------------------------------------
                             Title: President and Chief Executive Officer
                                    --------------------------------------

                          ORBITAL COMMUNICATIONS CORPORATION
                          General Partner
                          c/o Orbital Sciences Corporation
                          21700 Atlantic Boulevard
                          Dulles, Virginia  20166


                          By:
                             ---------------------------------------------
                             Name:  Scott L. Webster
                                    --------------------------------------
                             Title: President
                                    --------------------------------------

                          TELEGLOBE MOBILE PARTNERS
                          General Partner
                          c/o Teleglobe Inc.
                          1000 rue de la Guachetiere ouest
                          Montreal (Quebec)
                          Canada H3B4X5


                          By:  Teleglobe Mobile Investments Inc.
                               its Managing Partner


                               By:
                                  ----------------------------------------
                                  Name:  Andre Bourbonnais
                                         ---------------------------------
                                  Title: Secretary
                                         ---------------------------------

                                   SCHEDULE A

------------------------------------------------------------------------------
     PARTNER           CAPITAL CONTRIBUTION             PARTNERSHIP INTEREST
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                               PARTNERSHIP UNITS



-------------------------------------------------------------------------------
                                     # OF PARTNERSHIP
    DATE          PARTNER                UNITS            CAPITAL CONTRIBUTION
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------